As filed with the Securities and Exchange Commission on January 12, 2015

Registration No. 333-199190

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Pre-Effective

Amendment No. 2

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ETF Managers Group Commodity Trust I

(Registrant)

Delaware

(State or other jurisdiction of incorporation or organization)

6799

(Primary Standard Industrial Classification Code Number)

(I.R.S. Employer Identification No.)

c/o ETF Managers Capital LLC

35 Beechwood Road

Suite 2B

Summit, NJ 07901

Phone: (908) 897-0518

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Samuel Masucci III

Chief Executive Officer

ETF Managers Capital LLC

35 Beechwood Road

Suite 2B

Summit, NJ 07901

Phone: (908) 897-0518

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

W. Thomas Conner, Esq.

Reed Smith LLP

1301 K Street, N.W.
Suite 1100, East Tower
Washington, DC 20005-3317

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company under Rule 12b-2 of the Securities Exchange Act of 1934.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share*	Proposed Maximum Aggregate Offering Price*	Amount of Registration Fee*(1)

Common shares of Sit Rising Rate ETF, a series of the Registrant	20,000,000 shares	$25	$500,000,000	$58,100.00

*	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933.
(1)	Amount previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND SUBJECT TO CHANGE. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus Subject to Change Dated January 12, 2015

PROSPECTUS

SIT RISING RATE ETF

20,000,000 Shares

*Principal U.S. Listing Exchange: NYSE Arca, Inc.

The Sit Rising Rate ETF (the “Fund”), a series of the ETF Managers Group Commodity Trust I (the “Trust”), is an exchange traded fund that issues shares that trade on the NYSE Arca stock exchange (“NYSE Arca”). The Fund’s investment objective is to profit from rising interest rates by tracking the performance of a portfolio (the “Benchmark Portfolio”) consisting of exchange traded futures contracts and options on futures on 2, 5 and 10-year U.S. Treasury securities (“Treasury Instruments”) weighted to achieve a targeted negative 10 year average effective portfolio duration (the “Benchmark Component Instruments”). The Benchmark Portfolio is maintained by Sit Fixed Income Advisors II, LLC.

The Fund and the Trust are managed and controlled by their sponsor and investment manager, ETF Managers Capital LLC (the “Sponsor”). The Fund pays the Sponsor a management fee (the “Management Fee”), calculated daily and paid monthly, equal to 0.50% annually. The Fund is also responsible for paying all of the routine operational, administrative and other ordinary expenses of the Fund, (collectively, “Other Expenses”). The Sponsor has contractually agreed to waive its receipt of the Management Fee and/or reimburse the Fund for its expenses (excluding brokerage fees, interest expenses, and extraordinary expenses) to cap the Fund’s total annual expenses (“Total Expenses”) (i.e., the Management Fee plus Other Expenses) at 1.50% per annum through February 1, 2016. The Fund may also be responsible for certain non-recurring or extraordinary fees and expenses.

In order for a hypothetical investment in shares to break even over the next 12 months, assuming a selling price of $25.00 (the price at which the Fund will sell shares to the initial Authorized Participant), the investment would have to generate 1.68% return or $0.42.

The Fund is an exchange traded fund. This means that most investors who decide to buy or sell shares of the Fund shares place their trade orders through their brokers and may incur customary brokerage commissions and charges. Shares trade on the NYSE Arca under the ticker symbol “RISE” and are bought and sold throughout the trading day at bid and ask prices like other publicly traded securities.

Shares trade on the NYSE Arca after they are initially purchased by “Authorized Participants,” institutional firms that purchase shares in blocks of 25,000 shares called “baskets” through the Fund’s distributor, Esposito Securities, LLC (the “Distributor”). Nomura Securities International Inc. is expected to be the initial Authorized Participant. The price of a basket is equal to the net asset value of 25,000 shares on the day that the order to purchase the basket is accepted by the Distributor. The net asset value is calculated by taking the current market value of the Fund’s total assets (after close of NYSE Arca) subtracting any liabilities and dividing that total by the total number of outstanding shares. The offering of the Fund’s shares is a “best efforts” offering, which means that neither the Distributor nor any Authorized Participant is required to purchase a specific number or dollar amount of shares. The Fund pays the Distributor a distribution fee consisting of a fixed annual amount plus an incentive fee based on the amount of shares sold. Authorized Participants will not receive from the Fund, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of shares. Aggregate compensation paid to the Distributor and any affiliate of the Sponsor for distribution-related services in connection with this offering of shares will not exceed 10% of the gross proceeds of the offering.

Investors who buy or sell shares during the day from their broker may do so at a premium or discount relative to the Net Asset Value (as defined below) of the Fund’s total net assets due to supply and demand forces at work in the secondary trading market for shares that are closely related to, but not identical to, the same forces influencing the prices of the futures and options on U.S. Treasury securities in which the Fund invests and the U.S. Treasury securities and other cash equivalents that the Fund holds. Investing in the Fund involves significant risks. See “Risk Factors Involved with an Investment in the Fund” beginning on page 4.

The offering of the Fund’s shares is registered with the SEC in accordance with the Securities Act of 1933 (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until all of the registered shares have been sold or three years from the date of the original offering, whichever is earlier, although the offering may be temporarily suspended if and when no suitable investments for the Fund are available or practicable. The Fund is not a mutual fund registered under the Investment Company Act of 1940 (“1940 Act”) and is not subject to regulation under such act.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR
DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR
DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Fund is a commodity pool and the Sponsor is a commodity pool operator subject to regulation by the CFTC and the NFA under the Commodity Exchange Act of 1976. The Sponsor is registered with the CFTC as a commodity pool operator and is a member of the NFA.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE
MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON
THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The date of this prospectus is January 22, 2015

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 41 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 41.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING THE DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 4.

Table of Contents

This prospectus is in two parts: a disclosure document and a Statement of Additional Information.
These parts are bound together, and both parts contain important information.

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Prospectus Summary

This is only a summary of the prospectus and, while it contains material information about the Fund and its shares, it does not contain or summarize all of the information about the Fund and the shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “Risk Factors Involved with an Investment in the Fund” beginning on page 4, before making an investment decision about the shares. For a glossary of defined terms, see Appendix A.

The ETF Managers Group Commodity Trust I (the “Trust”) is a Delaware statutory trust formed on July 23, 2014. The Trust is a series trust formed pursuant to the Delaware Statutory Trust Act, of which the Fund is currently the sole series. The Fund is a commodity pool that continuously issues common shares of beneficial interest that may be purchased and sold on the NYSE Arca stock exchange (“NYSE Arca”). The Fund is managed and controlled by ETF Managers Capital LLC (the “Sponsor”), a Delaware limited liability company. The Sponsor is registered with the Commodity Futures Trading Commission (“CFTC”) as a commodity pool operator (“CPO”) and is a member of the National Futures Association (“NFA”). Sit Fixed Income Advisors II, LLC (“Sit”) is registered as a “commodity trading advisor” (“CTA”) and will act as such for the Fund.

The principal office of the Trust and Fund is located at 35 Beechwood Road, Suite 2B, Summit, NJ 07901. The telephone number is (844) 383-6477. The Sponsor’s principal office is also located at 35 Beechwood Road, Suite 2B, Summit, NJ 07901, and its telephone number is also (844) 383-6477.

The Fund’s Investment Objective and Strategy

The Fund’s investment objective is to profit from rising interest rates by tracking the performance of a portfolio (the “Benchmark Portfolio”) consisting of exchange traded futures contracts and options on futures on 2, 5 and 10-year U.S. Treasury securities (“Treasury Instruments”) weighted to achieve a targeted negative 10 year average effective portfolio duration (the “Benchmark Component Instruments”). The Fund seeks to achieve its investment objective by investing in the Benchmark Component Instruments currently constituting the Benchmark Portfolio. The Benchmark Portfolio is maintained by Sit and will be rebalanced, reconstituted, or both, monthly (typically on the 15th of each month and on the next business day if the 15th is a holiday, weekend, or other day on which the national exchanges are closed) to maintain a negative 10 year average effective duration. The Benchmark Portfolio and the Fund will each maintain a short position in Treasury Instruments. The Fund does not use futures contracts or options to obtain leveraged investment results. The Benchmark Component Instruments currently constituting the Benchmark Portfolio and anticipated rebalancing dates, as well as the daily holdings of the Fund, are available on the Fund’s website at www.risingratefund.com.

The weighting of the Treasury Instruments constituting the Benchmark Component Instruments will be based on each maturity’s duration contribution. The expected range for the duration weighted percentage of the 2 year and 5 year maturity Treasury Instruments will be from 30% to 70%. The expected range for the duration weighted percentage of the 10 year maturity Treasury Instruments will be from 5% to 25%. The relative weightings of the Benchmark Component Instruments will be shifted between maturities when there are material changes in the shape of the yield curve, for example, if the Federal Reserve began raising short term interest rates more than long term interest rates. In such an

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instance, Sit, which maintains the Benchmark Portfolio, will increase the weightings of the 2 year and reduce the weighting in the 10 year maturity Treasury Instruments. Conversely, Sit will do the opposite if the Federal Reserve began raising long term interest rates more than short term interest rates. Reconstitution and rebalancing each will occur monthly, on the 15th, except for as noted above or if there are radical changes in the yield curve such that effective duration is outside of a range from negative nine to negative 11-year average effective duration, in which case Sit will adjust the maturities of the Treasury Instruments before the next expected monthly reconstitution.

The Sponsor anticipates that approximately 5% to 15% of the Fund’s assets will be used as payment for or collateral for Treasury Instruments. In order to collateralize its Treasury Instrument positions the Fund will hold such assets, from which it will post margin to its futures commission merchant (“FCM”), in an amount equal to the margin required by the relevant exchange, and transfer to its FCM any additional amounts that may be separately required by the FCM. When establishing positions in Treasury Instruments, the Fund will be required to deposit initial margin with a value of approximately 3% to 10% of the value of each Treasury Instrument position at the time it is established. These margin requirements are subject to change from time to time by the exchange or the FCM. On a daily basis, the Fund will be obligated to pay, or entitled to receive, variation margin in an amount equal to the change in the daily settlement level of its Treasury Instruments positions. Any assets not required to be posted as margin with the FCM will be held at the Fund’s administrator in cash or cash equivalents as discussed below.

The Benchmark Portfolio will be invested in Benchmark Component Instruments and rebalanced, as noted above, to maintain a negative average effective portfolio duration of approximately 10 years. Duration is a measure of estimated price sensitivity relative to changes in interest rates. Portfolios with longer durations are typically more sensitive to changes in interest rates. For example, if interest rates rise by 1%, the market value of a security with an effective duration of 5 years would decrease by 5%, with all other factors being constant, and likewise the market value of a security with an effective duration of negative 5 years would increase by 5%, with all other factors being constant. Duration estimates are based on assumptions by Sit and are subject to a number of limitations. Duration is a more accurate estimate of price sensitivity provided interest rate changes are small and occur equally in short-term and long-term securities. Investments in debt securities typically decrease in value when interest rates rise. The risk is usually greater for longer-term debt securities.

The Fund will incur certain expenses in connection with its operations. The Fund will hold cash or cash equivalents such as U.S. Treasuries or other high credit quality, short-term fixed-income or similar securities for direct investment or as collateral for the Treasury Instruments and for other liquidity purposes and to meet redemptions that may be necessary on an ongoing basis. These expenses and income from the cash and cash equivalent holdings may cause imperfect correlation between changes in the Fund’s NAV and changes in the Benchmark Portfolio, because the Benchmark Portfolio does not reflect expenses or income.

Principal Investment Risks of an Investment in the Fund

An investment in the Fund involves risk. As with any investment, you could lose all or part of your investment in the Fund, and the Fund’s performance could trail that of other investments. The Fund is subject to the principal risks noted below which may adversely affect the Fund’s net asset value per share (“NAV”), trading price, yield, total return and ability to meet its investment objective. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 4.

Interest Rate Risk

Investments in debt securities typically decrease in value when interest rates rise. However, the Fund attempts to maintain a negative effective duration and therefore anticipates that an increase in interest rates will increase the Fund’s net asset value, and a decrease in rates will reduce the Fund’s net asset value.

Political and Governmental Action Risk

Interest rate movements are heavily influenced by the action of the Board of Governors of the Federal Reserve System and other central banks. Their actions are based on judgments and policies that involve numerous political and economic factors which are unpredictable. Recent interest rate and monetary policies have been unprecedented and may continue to be so. Interest rates have been at historic lows since the 2008 market disruptions and may continue to be low.

Yield Curve Risk

The Fund will invest in U.S. Treasuries and Treasury Instruments with exposure to different maturity dates. Generally, the Fund’s exposure to securities with maturities of 2 and 5 years will be greater than its exposure to securities with maturities of 10 years. Interest rates do not change uniformly for U.S. Treasuries of different maturities and therefore if interest rates rise, the investment performance of the Fund will be impacted by the Fund’s current maturity exposure, which may be different from the expectations of the Sponsor and investors in the Fund.

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Tracking Risk

As with all funds that track a benchmark, the performance of the Fund may not closely track the performance of the benchmark for a variety of reasons.

Short Sale Risk

The risk of loss of a short futures position is potentially unlimited. While that risk is somewhat mitigated by the current low interest rate environment, the potential for loss will increase if rates rise and then fall.

Futures and Options Market Risk

Futures and options contracts have expiration dates. Before or upon the expiration of a contract, the Fund may be required to enter into a replacement contract that is priced higher or that have less favorable terms than the contract being replaced.

Tax Risk

The Trust is organized as a Delaware statutory trust, but taxed as a partnership in accordance with the provisions of the governing trust agreement and applicable state law and, therefore, has a more complex tax treatment than conventional mutual funds. The Fund will furnish shareholders each year with tax information on IRS Schedule K-1 (Form 1065) and each U.S. shareholder is required to report on its U.S. federal income tax return its allocable share of income, gain, loss and deduction of the Fund. The tax reporting of a partnership interest can be complex and shareholders may be advised to consult a tax expert.

Market Trading Risk

Market trading risks faced by the Fund include, but are not limited to, the potential lack of an active market for Fund shares, losses from trading in secondary markets, periods of high volatility and disruption in the process through which shares of the Fund are sold and redeemed. Any of these factors may lead to the Fund’s shares trading at a premium or discount to its NAV.

Management Risk

The investment strategy used by the Sponsor or its implementation may not produce the intended results.

Other Risks

The Fund pays fees and expenses that are incurred regardless of whether it is profitable. In order for an investor making an investment in shares of the Fund to break even over the 12 month period following the date of this prospectus, assuming a selling price of $25.00 (the price at which the Fund expects to initially issue shares, the investment would have to generate a 1.68% return or $00.42 for the investor not to lose money.

Unlike mutual funds, commodity pools or other investment pools that manage their investments in an attempt to realize income and gains and distribute such income and gains to their investors, the Fund generally does not distribute cash to shareholders. You should not invest in the Fund if you will need cash distributions from the Fund to pay taxes on your share of income and gains of the Fund, if any, or for any other reason.

You will have no rights to participate in the management of the Fund and will have to rely on the duties and judgment of the Sponsor to manage the Fund.

The Fund is subject to actual and potential inherent conflicts involving the Sponsor and its principals, various commodity futures brokers and Authorized Participants. The Sponsor was recently organized and has no operating history and its officers, directors and employees do not devote their time exclusively to the Fund. The Sponsor’s directors, officers or employees may serve in the same or different function of other entities that may compete with the Fund for their services, including other commodity pools that the Sponsor or its trading principal manages or may manage in the future (these pools are referred to in this

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prospectus as the “Related Pools” and are identified in the Glossary). These persons could have a conflict between their responsibilities to the Fund and to those other entities.

The Fund has no prior operating history. There can be no assurance that the Fund will grow to or maintain an economically viable size, in which case the Sponsor may liquidate the Fund. Investors could lose part or all of their investment.

The Fund’s Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. You should note that you may pay brokerage commissions on purchases and sales of the Fund’s Shares, which are not reflected in the table. Authorized Participants will pay applicable creation and redemption fees. See “Creation and Redemption of Shares-Creation and Redemption Transaction Fee,” page 62.

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment) (1)

Management Fee	0.50%
Maximum Other Expenses(2)	1.00%
Maximum Total Annual Fund Expenses	1.50	%(1)

(1) The Sponsor has contractually agreed to waive the Management Fee and/or reimburse the Fund for its Other Expenses (which term excludes brokerage fees, interest expenses, and extraordinary expenses) to cap Total Annual Fund Expenses at 1.50% through February 1, 2016. After that date, the expense limitation may be terminated and Fund shareholders may incur expenses higher than 1.50% annually. It cannot be predicted with any certainty what such expenses could be. As the Fund’s assets increase, Other Expenses may decrease as a percentage of the Fund’s assets. Above a certain size the Other Expenses may be less than 1.00%. The Fund may also be responsible for certain non-recurring or extraordinary fee and expenses.

(2) The Fund will be responsible for its Other Expenses, including professional services (e.g., outside auditor’s fees and legal fees and expenses), shareholder tax return preparation, regulatory compliance, and other services provided by affiliated and non-affiliated service providers.

Risk Factors Involved with an Investment in the Fund

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus.

An investment in the Fund involves risk. As with any investment, you could lose all or part of your investment in the Fund, and the Fund’s performance could trail that of other investments. The Fund is subject to the principal risks noted below which may adversely affect the Fund’s NAV, trading price, yield, total return and ability to meet its investment objective.

The value of the Shares of the Fund relates directly to the value of, and realized profit or loss from, the Treasury Instruments and other assets held by the Fund, and fluctuations in price could materially affect the Shares.

The NAV of the Fund’s shares relates directly to the value of the U.S. Treasuries, cash and cash equivalents held by the Fund and the portfolio’s negative effective duration established and maintained through the Fund’s investment in Treasury Instruments. Fluctuations in the prices of these assets could materially adversely affect the value and performance of an investment in the Fund’s shares. Past performance is not necessarily indicative of futures results; all or substantially all of an investment in the Fund could be lost. The primary types of investment-related risk are discussed below.

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The Fund’s investment strategy is based upon certain movements in interest rates that may not develop or to the magnitude or at the time expected, if such movements do not occur as expected, the Shares may be adversely affected.

Investments in debt securities typically decrease in value when interest rates rise, however, the Fund attempts to maintain a portfolio with a negative effective duration and therefore anticipates that an increase in interest rates may increase the Fund’s value, and a decrease in rates may lower the Fund’s value. The NAV of the Fund’s shares relates directly to the value of U.S. Treasuries and Treasury Instruments held by the Fund which are materially impacted by interest rate movements. The magnitude of the impact on value from a change in interest rates is often greater for longer-term fixed income securities than shorter-term securities. Interest rates have been near historic lows since the market events of 2008 and may remain low.

Interest rates are heavily influenced by political and governmental bodies and their actions may be unpredictable and may materially affect the Fund.

Interest rate movements are heavily influenced by the action of the Board of Governors of the Federal Reserve System and other central banks. Their actions are based on judgments and policies which involve numerous political and economic factors which are unpredictable. Recent interest rate and monetary policies have been unprecedented and may continue to be so. Interest rates have been near historic lows since the 2008 market disruptions and may continue to be low.

Several factors may affect the Fund’s ability to consistently track the Benchmark Portfolio and achieve the Fund’s investment objective.

As with all funds that track a benchmark, the performance of the Fund may not closely track the performance of the benchmark for a variety of reasons. For example, the Fund incurs operating expenses and portfolio transaction costs not incurred by the benchmark. The Fund is also required to manage cash flows and may experience operational inefficiencies the benchmark does not. In addition, the Fund may not be fully invested in the contents of its benchmark at all times or may hold securities not included in its benchmark.

Interest rates may not uniformly change across maturities and the Benchmark Portfolio’s weighting may not be optimal for the yield curve.

The Fund will invest in Treasury Instruments and U.S. Treasuries with exposure to different maturity dates. Generally, the Fund’s exposure to securities with maturities of 2 and 5 years will be greater than its exposure to securities with maturities of 10 years. Interest rates do not change uniformly for U.S. Treasuries of different maturities and therefore if interest rates rise, the investment performance of the Fund will be impacted by the Fund’s current maturity exposure which may be different from the expectations of the Sponsor and investors in the Fund. At any time, the Fund’s maturity exposure may not be optimal with respect to a movement in interest rates which would negatively impact performance.

Short sale exposure can be unlimited and if interest rates decrease investors may lose their investment.

The risk of loss of a short futures position is potentially unlimited. While that risk is somewhat mitigated by the current low interest rate environment, the potential for loss will increase if interest rates rise and then fall.

The futures markets are highly volatile and price movements can be rapid and substantial.

Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in the Fund.

The Fund will not take defensive positions to protect against declining interest rates, which could cause a decline to the value of the Fund’s shares.

The Fund will maintain a portfolio with a targeted average effective duration of approximately negative 10 years regardless of the Sponsor’s views on expected interest rate movements. The Fund will not take a

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defensive position if interest rates decline or if the Sponsor expects rates to decline. The Fund’s performance will be highly sensitive to interest rate changes due to the negative effective duration target and the value of the Fund’s shares will decrease as interest rates fall.

The market price at which investors buy or sell shares may be significantly more or less than NAV.

The market price at which investors buy or sell shares may be significantly less or more than NAV.

The Fund’s per share NAV will change throughout the day as fluctuations occur in the market value of the Fund’s portfolio assets. The public trading price at which an investor buys or sells shares during the day from their broker may be different from the NAV of the shares. Price differences may relate primarily to supply and demand forces at work in the secondary trading market for the Fund’s shares that are closely related to, but not identical to, the same forces influencing the prices of the Treasury Instruments and U.S. Treasuries, cash and cash equivalents that constitute the Fund’s assets.

The NAV of the Fund’s shares may also be influenced by non-concurrent trading hours between the NYSE Arca and the exchanges on which U.S. Treasuries and Treasury Instruments are traded (primarily exchanges within the CME Group of exchanges, collectively “CME”), where the Fund expects most of its trading transactions to occur. While the Fund’s shares trade on the NYSE Arca from 9:30 a.m. to 4:00 p.m. Eastern Time, the trading hours for the CME do not coincide during all of this time. As a result, trading spreads and the resulting premium or discount on the shares may widen and, therefore, increase the difference between the price of the shares and the NAV of the shares.

The Trust is taxed as a partnership and the applicable rules are complex and burdensome on investors.

An investor’s tax liability may exceed the amount of distributions, if any, on its shares. Cash or property will be distributed at the sole discretion of the Sponsor. The Sponsor has not and does not currently intend to make cash or other distributions with respect to shares. Investors will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on their allocable share of the Fund’s taxable income, without regard to whether they receive distributions or the amount of any distributions. Therefore, the tax liability of an investor with respect to its shares may exceed the amount of cash or value of property (if any) distributed.

An investor’s allocable share of taxable income or loss may differ from its economic income or loss on its shares.

Due to the application of the assumptions and conventions applied by the Fund in making allocations for tax purposes and other factors, an investor’s allocable share of the Fund’s income, gain, deduction or loss may be different than its economic profit or loss from its shares for a taxable year. This difference could be temporary or permanent and, if permanent, could result in it being taxed on amounts in excess of its economic income.

Items of income, gain, deduction, loss and credit with respect to shares could be reallocated if the U.S. Internal Revenue Service (“IRS”) does not accept the assumptions and conventions applied by the Fund in allocating those items, with potential adverse consequences for an investor.

The U.S. tax rules pertaining to entities taxed as partnerships are complex and their application to large, publicly traded partnership treated entities such as the Fund is in many respects uncertain. The Fund applies certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects shareholders’ economic gains and losses. These assumptions and conventions may not fully comply with all aspects of the Internal Revenue Code (the “Code”) and applicable Treasury Regulations, however, and

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it is possible that the IRS will successfully challenge the Fund’s allocation methods and require the Fund to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects investors. If this occurs, investors may be required to file an amended tax return and to pay additional taxes plus deficiency interest.

The Fund could be treated as a corporation for federal income tax purposes, which may substantially reduce the value of the shares.

The Fund intends to obtain an opinion of counsel that, under current U.S. federal income tax laws, the Fund will be treated as a trust that is not taxable as a corporation for U.S. federal income tax purposes, provided that (i) at least 90 percent of the Fund’s annual gross income consists of “qualifying income” as defined in the Code, (ii) the Fund is organized and operated in accordance with its governing agreements and applicable law and (iii) the Fund does not elect to be taxed as a corporation for federal income tax purposes. Although the Sponsor anticipates that the Fund will satisfy the “qualifying income” requirement for all of its taxable years, that result cannot be assured. The Fund has not requested and will not request any ruling from the IRS with respect to its classification as a trust not taxable as a corporation for federal income tax purposes. If the IRS were to successfully assert that the Fund is taxable as a corporation for federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to shareholders, the Fund would be subject to tax on its net income for the year at corporate tax rates. In addition, although the Sponsor does not currently intend to make distributions with respect to shares, any distributions would be taxable to shareholders as dividend income. Taxation of the Fund as a corporation could materially reduce the after-tax return on an investment in shares and could substantially reduce the value of the shares.

The Fund is organized and operated as a Delaware statutory trust in accordance with the provisions of the declaration of trust and applicable state law, and therefore, the Fund has a more complex tax treatment than traditional mutual funds.

The Fund is organized and operated as a trust in accordance with the provisions of the governing trust agreement (the “Trust Agreement”) and applicable state law. No U.S. federal income tax is paid by the Fund on its income. Instead, the Fund will furnish shareholders each year with tax information on IRS Schedule K-1 (Form 1065) and each U.S. shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss and deduction of the Fund. This must be reported without regard to the amount (if any) of cash or property the shareholder receives as a distribution from the Fund during the taxable year. The tax reporting of a partnership interest can be complex and shareholders may be advised to consult a tax expert. A shareholder, therefore, may be allocated income or gain by the Fund but receive no cash distribution with which to pay the tax liability resulting from the allocation, or may receive a distribution that is insufficient to pay such liability.

In addition to federal income taxes, shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the shareholders reside. Although an analysis of those various taxes is not presented here, each prospective shareholder should consider their potential impact on its investment in the Fund. It is each shareholder’s responsibility to file the appropriate U.S. federal, state, local and foreign tax returns.

Other Risks

Certain of the Fund’s investments could be illiquid, which could cause large losses to investors at any time or from time to time.

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Futures and option positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption can also make it difficult to liquidate a position. The large size of the positions that the Fund may acquire increases the risk of illiquidity both by making its positions more difficult to liquidate and by potentially increasing losses while trying to do so.

The NYSE Arca may halt trading in the Fund’s shares, which would adversely impact an investor’s ability to sell shares.

The Fund’s shares are listed for trading on the NYSE Arca under the market symbol “RISE.” Trading in shares may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Fund’s shares will continue to be met or will remain unchanged. NYSE Arca listing rules require a minimum of 100,000 shares to be outstanding for continued listing and will be the Fund’s minimum.

The lack of an active trading market for the Fund’s shares may result in losses on an investor’s investment in the Fund at the time the investor sells the shares.

Although the Fund’s shares are listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the shares will be maintained. If an investor needs to sell shares at a time when no active trading market for them exists, the price the investor receives upon sale of the shares, assuming they were able to be sold, likely would be lower than if an active market existed.

The Sponsor is leanly staffed and relies heavily on key personnel to manage the Fund and other funds.

In managing and directing the day-to-day activities and affairs of the Fund, the Sponsor relies heavily on the services of its CEO, Samuel Masucci III, its COO, Dave Weissman, and its CFO, John Flanagan. If any of the group were to leave or be unable to carry out his present responsibilities, it may have an adverse effect on the management of the Fund.

There is a risk that the Fund will not earn trading gains sufficient to compensate for the fees and expenses that it must pay and as such the Fund may not earn any profit.

As discussed in more detail in the section of this prospectus entitled “Breakeven Analysis” on page 41, the Fund has estimated that in order for a hypothetical investment in shares to break even over the next 12 months, assuming a selling price of $25.00 (the price at which the Fund expects to initially issue shares), the investment would have to generate a 1.68% return or $0.42. Both the Fund and its manager, the Sponsor, are newly formed and have no operating history, and accordingly, the breakeven amount may be higher than estimated. The Fund’s Management Fee and Other Expenses must be paid in all cases regardless of whether the Fund’s activities are profitable. Accordingly, the Fund must earn trading gains sufficient to compensate for these fees and expenses before it can earn any profit.

Regulation of the futures and options markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect the Fund.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and futures exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading.

8

Regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. The effect of any future regulatory change on the Fund is impossible to predict, but it could be substantial and adverse.

An investment in the Fund may provide little or no diversification benefits.

Interest rates historically have experienced a correlation with other asset classes. Accordingly, if interest rates decline, an investor in Fund shares will experience a loss at the same time the investor may suffer losses with respect to other investments.

The Fund is not a registered investment company so shareholders do not have the protections of the 1940 Act.

The Fund is not an investment company subject to the 1940 Act. Accordingly, investors do not have the protections afforded by that statute, which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

The Fund and the Sponsor may have conflicts of interests.

The Fund is subject to actual and potential inherent conflicts involving the Sponsor, various commodity futures brokers and Authorized Participants. The Sponsor’s officers, directors and employees do not devote their time exclusively to the Fund. These persons are directors, officers or employees of other entities that may compete with the Fund for their services. They could have a conflict between their responsibilities to the Fund and to those other entities.

The Fund may also be subject to certain conflicts with respect to its FCM through which it places trades in certain Treasury Instruments, including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third party accounts traded through the FCM.

Shareholders have only very limited voting rights and have the power to replace the Sponsor only under specific circumstances. Shareholders do not participate in the management of the Fund and do not control the Sponsor, so they do not have any influence over basic matters that affect the Fund.

Shareholders have very limited voting rights with respect to the Fund’s affairs and have none of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). Shareholders may elect a replacement sponsor only if the Sponsor resigns voluntarily or loses its corporate charter. Shareholders are not permitted to participate in the management or control of the Fund or the conduct of its business. Shareholders must therefore rely upon the duties and judgment of the Sponsor to manage the Fund’s affairs.

The Fund could terminate at any time and cause the liquidation and potential loss of an investor’s investment and could upset the overall maturity and timing of an investor’s investment portfolio.

The Fund may terminate at any time, regardless of whether the Fund has incurred losses, subject to the terms of the Trust Agreement. In particular, unforeseen circumstances, including the death, adjudication of incompetence, bankruptcy, dissolution, or removal of the Sponsor as the manager of the Fund could cause the Fund to terminate unless a majority interest of the security holders within 90 days of the event elects to continue the Fund. However, no level of losses will require the Sponsor to terminate the Fund. The Fund’s termination would cause the liquidation and potential loss of an investor’s investment. Termination could also negatively affect the overall maturity and timing of an investor’s investment portfolio.

The Fund does not expect to make cash distributions.

Unlike mutual funds, commodity pools or other investment pools that actively manage their investments in an attempt to realize income and gains from their investing activities and distribute such income and gains to their investors, the Fund generally does not expect to distribute cash to security holders. An investor should not invest in the Fund if the investor will need cash distributions from the Fund to pay

9

taxes on its share of income and gains of the Fund, if any, or for any other reason. Nonetheless, although the Fund does not intend to make cash distributions, the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its underlying investments and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. If this income becomes significant then cash distributions may be made.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the Fund’s NAV.

If a substantial number of requests for redemptions are received by the Fund during a relatively short period of time, the Fund may not be able to satisfy the requests from the Fund’s assets not committed to trading. As a consequence, it could be necessary to liquidate positions in the Fund’s trading positions before the time that the trading strategies would otherwise dictate liquidation.

The financial markets are currently in a slow period of recovery and the financial markets are still relatively fragile.

Since 2008, the financial markets have experienced very difficult conditions and volatility as well as significant adverse trends. Although the financial markets have recovered somewhat, the financial markets are still fragile. A poor financial recovery could adversely affect the financial condition and results of operations of the Fund’s service providers and Authorized Participants, which would impact the ability of the Sponsor to achieve the Fund’s investment objective.

The failure or bankruptcy of a clearing broker or the Fund’s Custodian could result in a substantial loss of the Fund’s assets and could impair the Fund in its ability to execute trades.

Under CFTC regulations, a clearing broker maintains customers’ assets in a bulk segregated account. If a clearing broker fails to do so, or even if the customers’ funds are segregated by the clearing broker but the clearing broker is unable to satisfy a substantial deficit in a customer account, the clearing broker’s other customers may be subject to risk of a substantial loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as the Fund, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers. The bankruptcy of a clearing broker could result in the complete loss of the Fund’s assets posted with the clearing broker. The Fund may also be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which commodity interest contracts are traded.

In addition, to the extent the Fund’s clearing broker is required to post the Fund’s assets as margin to a clearinghouse, the margin will be maintained in an omnibus account containing the margin of all the clearing broker’s customers. If the Fund’s clearing broker defaults to a clearinghouse because of a default by one of the clearing broker’s other customers or otherwise, then the clearinghouse can look to all of the margin in the omnibus account, including margin posted by the Fund and any other non-defaulting customers of the clearing broker to satisfy the obligations of the clearing broker.

From time to time, clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear the Fund’s trades.

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In addition, the majority of the Fund’s assets are held in U.S. Treasury securities, cash and/or cash equivalents with U.S. Bancorp Fund Services, LLC (the “Custodian”). The insolvency of the Custodian could result in a complete loss of the Fund’s assets held by that Custodian, which, at any given time, could comprise a substantial portion of the Fund’s total assets.

Although the Shares of the Fund are limited liability investments, certain circumstances such as bankruptcy could increase a shareholder’s liability.

The Shares of the Fund are limited liability investments; shareholders may not lose more than they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Agreement.

Forward-Looking Statements

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the futures markets and indexes that track such movements, the Fund’s operations, the Sponsor’s plans and references to the Fund’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of its shares.

Additional Information About the Fund, Its Investment Objective and Investments

The Trust is a Delaware statutory trust formed on July 23, 2014. The Trust is a series trust formed pursuant to the Delaware Statutory Trust Act, of which the Fund is currently the sole series. The Fund is a commodity pool that issues common shares of beneficial interest that may be purchased and sold on the NYSE Arca stock exchange (“NYSE Arca”). The Fund is managed and controlled by the Sponsor. The Sponsor is registered with the CFTC as a CPO and is a member of the NFA. Sit is registered as a CTA and will act as such for the Fund.

The Fund’s Investment Objective and Strategy

The Fund’s investment objective is to profit from rising interest rates by tracking the performance of a portfolio (the “Benchmark Portfolio”) consisting of exchange traded futures contracts and options on futures on 2, 5 and 10-year U.S. Treasury securities (“Treasury Instruments”) weighted to achieve a targeted negative 10 year average effective portfolio duration (the “Benchmark Component Instruments”). The Fund seeks to achieve its investment objective by investing in the Benchmark Component Instruments currently constituting the Benchmark Portfolio. The Benchmark Portfolio is maintained by Sit and will be rebalanced, reconstituted, or both, monthly (typically on the 15th of each month and on the next business day if the 15th is a holiday, weekend, or other day on which the national exchanges are closed) to maintain a negative 10 year average effective duration. The Benchmark Portfolio and the Fund will each maintain a short position in Treasury Instruments. The Fund does not use futures contracts or options to obtain leveraged investment results. The Fund will not invest in swaps or other over-the-counter derivative instruments. The Benchmark Component Instruments currently constituting the Benchmark Portfolio and anticipated rebalancing dates, as well as the daily holdings of the Fund are available on the Fund’s website at www.risingratefund.com.

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The weighting of the Treasury Instruments constituting the Benchmark Component Instruments will be based on each maturity’s duration contribution. The expected range for the duration weighted percentage of the 2 year and 5 year maturity Treasury Instruments will be from 30% to 70%. The expected range for the duration weighted percentage of the 10 year maturity Treasury Instruments will be from 5% to 25%. The relative weightings of the Benchmark Component Instruments will be shifted between maturities when there are material changes in the shape of the yield curve, for example, if the Federal Reserve began raising short term interest rates more than long term interest rates. In such an instance, Sit, which maintains the Benchmark Portfolio, will elect to increase the weightings of the 2 year and reduce the weighting in the 10 year maturity. Conversely, Sit will do the opposite if the Federal Reserve began raising long term interest rates more than short term interest rates. Reconstitution and rebalancing each will occur monthly, on the 15th, except for as noted above or if there are radical changes in the yield curve such that effective duration is outside of a range from negative nine to negative 11-year average effective duration, in which case Sit will adjust the maturities of the Treasury Instruments before the next expected monthly reconstitution.

The Sponsor anticipates that approximately 5% to 15% of the Fund’s assets will be used as payment for or collateral for Treasury Instruments. In order to collateralize its Treasury Instrument positions the Fund will hold such assets, from which it will post margin to its futures commission merchant (“FCM”), in an amount equal to the margin required by the relevant exchange, and transfer to its FCM any additional amounts that may be separately required by the FCM. When establishing positions in Treasury Instruments, the Fund will be required to deposit initial margin with a value of approximately 3% to 10% of the value of each Treasury Instrument position at the time it is established. These margin requirements are subject to change from time to time by the exchange or the FCM. On a daily basis, the Fund will be obligated to pay, or entitled to receive, variation margin in an amount equal to the change in the daily settlement level of its Treasury Instruments positions.Any assets not required to be posted as margin with the FCM will be held at the Fund’s administrator in cash or cash equivalents as discussed below.

The Benchmark Portfolio will be invested in Benchmark Component Instruments and rebalanced, as noted above to maintain a negative average effective portfolio duration of approximately 10 years. Duration is a measure of estimated price sensitivity relative to changes in interest rates. Portfolios with longer durations are typically more sensitive to changes in interest rates. For example, if interest rates rise by 1%, the market value of a security with an effective duration of 5 years would decrease by 5%, with all other factors being constant, and likewise the market value of a security with an effective duration of negative 5 years would increase by 5%, with all other factors being constant. The correlation between duration and price sensitivity is greater for securities rated investment-grade than it is for securities rated below investment-grade. Duration estimates are based on assumptions by Sit and are subject to a number of limitations. Effective duration is calculated based on historical price changes of U.S. Treasuries and Treasury Instruments held by the Benchmark Portfolio, and therefore is a more accurate estimate of price sensitivity provided interest rates remain within their historical range. Investments in debt securities typically decrease in value when interest rates rise. The risk is usually greater for longer-term debt securities.

The Fund will incur certain expenses in connection with its operations. The Fund will hold cash or cash equivalents such as U.S. Treasuries or other high credit quality, short-term fixed-income or similar securities for direct investment or as collateral for the Treasury Instruments and for other liquidity purposes and to meet redemptions that may be necessary on an ongoing basis. These expenses and income from the cash and cash equivalent holdings may cause imperfect correlation between changes in the Fund’s NAV and changes in the Benchmark Portfolio, because the Benchmark Portfolio does not reflect expenses or income.

The Fund seeks to trade its positions prior to maturation; accordingly, natural market forces may cost the Fund while rebalancing. Each time the Fund seeks to reconstitute its positions, barring movement in the underlying securities, the futures and option prices may be higher or lower. Such differences in price, barring a movement in the price of the underlying security, will constitute “roll yield” and may inhibit the Fund’s ability to achieve its investment objective.

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Impact of Futures Roll and Time Decay of Options on Total Returns

Several factors determine the total return from investing in a futures contract position. One factor that impacts the total return that will result from investing in near month futures contracts and “rolling” those contracts forward each month is the price relationship between the current near month contract and the next month contract.

When the Sponsor purchases an option that expires “out of the money,” the Fund will realize a loss. The Sponsor may not be able to invest the Fund’s assets in futures and options contracts having an aggregate notional amount exactly equal to that which is required to achieve a negative 10 year average effective duration. For example, as standardized contracts, U.S. Treasury futures contracts are denominated in specific dollar amounts, and the Fund’s NAV and the proceeds from the sale of a block of shares referred to as a “creation basket” (“Creation Basket”) are unlikely to be an exact multiple of the amounts of those contracts. As a result, in such circumstances, the Fund may be better able to achieve the exact amount of exposure desired through the use of other investments.

The Sponsor will close existing positions when it determines it would be appropriate to do so and reinvest the proceeds in other positions. Positions may also be closed out to meet orders for Redemption Baskets.

THE POOL HAS NOT COMMENCED TRADING YET AND DOES NOT HAVE ANY PERFORMANCE HISTORY

Management’s Discussion

The Fund is newly formed and has not commenced operations. Prior to the inception of operations the Fund does not have any financial information of which to assess the Fund’s financial condition.

Fund Trading Policies

Liquidity

The Fund invests principally in exchange traded futures and options on futures on U.S. Treasuries that, in the opinion of the Sponsor, are traded in sufficient volume to permit the ready taking of orders and liquidation of positions in these financial interests.

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Borrowings

Borrowings are not used by the Fund.

The Fund’s Operations

The Sponsor and its Management and Trading Principal

The Sponsor is a single member limited liability company that was formed in the state of Delaware on June 12, 2014. The Sponsor maintains its main business office at 35 Beechwood Road, Suite 2B, Summit, NJ 07901. The Sponsor is registered as a registered commodity pool operator with the Commodity Futures Trading Commission (“CFTC”). The Sponsor is a member of the National Futures Association (“NFA”). The Sponsor registered as a CPO with the CFTC and became a member of the NFA on September 23, 2014.

The Sponsor is a wholly-owned subsidiary of Exchange Traded Managers Group LLC (“ETFMG”), a single member limited liability company domiciled and headquartered in New Jersey. The Sponsor maintains its main business office at 35 Beechwood Road, Suite 2B, Summit, NJ 07901.

Neither the Trust nor the Fund has executive officers. Pursuant to the terms of the Trust Agreement, the Fund’s affairs are managed by the Sponsor. The business and affairs of the Sponsor are managed by its chief executive officer, Samuel Masucci, III.

The following are individual Principals, as that term is defined in CFTC Rule 3.1, for the Sponsor: Samuel R. Masucci, III, John A. Flanagan, and David H. Weissman. These individuals are principals due to their positions; however, Mr. Masucci is also a principal due to his controlling stake in ETFMG.

Samuel R. Masucci, III. Mr. Masucci is the founder of Exchange Traded Managers Group LLC and ETFMG has been the Managing Owner since November 2013. Mr. Masucci was listed as a principal of ETF Managers Capital LLC on September 23, 2014. Mr. Masucci serves as Chairman and Chief Executive Officer of ETFMG with responsibilities for managing all ETF issuers and related service activities. Since June of 2012, Mr. Masucci has served as the Chief Executive Officer of Factor Advisors, LLC, a financial services company, and as the Chairman since March 2013; in this position Mr. Masucci was listed as a principal of Factor Capital Management LLC on June 20, 2012 and deregistered as a principal on September 23, 2014. Mr. Masucci has also served as the Chief Executive Officer of GENCAP Ventures, LLC, a financial services company, since May 2012 and is responsible for managing all ETF issuers and related service activities. Mr. Masucci was out of the job market from January to May 2012. Mr. Masucci worked as Chief Executive Officer for MacroMarkets LLC from April 2005 to December 2011, with responsibility for running the day to day operations of an issuer of public securities and a registered broker-dealer. From April 2005 to December 2011, Mr. Masucci also worked as the Chief Executive Officer, managing partner and Chief Compliance Officer of Macro Financial LLC, which was a registered broker-dealer. From July 2001 to April 2005, Mr. Masucci worked as an owner and manager of The Cobblestone Group offering fixed income consulting services to the investment banking and commercial banking industries.

From March 1999 to June 2001, Mr. Masucci worked in mortgage trading as a Managing Director for Bear Stearns Inc., a financial institution. Mr. Masucci was out of the job market from December 1998 to February 1999. From June 1996 to November 1998, Mr. Masucci worked at SBC Warburg/UBS, a financial institution, as an Executive Director managing an asset backed securities group. From January 1992 to June 1996, Mr. Masucci worked in structured products (specifically, structuring mortgage derivatives and hedge funds), at Merrill Lynch, a financial institution, as a Vice President. From January 1990 to January 1992, Mr. Masucci worked as a financial consultant for Merrill Lynch in the private client group in connection with retail investors. From November 1987 to January 1990, Mr. Masucci worked at MetLife Insurance Company, an insurance company, as a retail salesperson qualified to sell financial and insurance products to retail clients. From August 1984 to October 1987, Mr. Masucci

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worked as a manager of jobsites for Forestdale Inc., which is a residential property developer. Mr. Masucci received his B.S. from Penn State University in Finance in July 1984.

John A. Flanagan. Mr. Flanagan serves as the Principal Financial Officer of the Sponsor and the Trust. Mr. Flanagan was listed as a principal pending approval of ETF Managers Capital LLC on September 24, 2014. Since June 2014, Mr. Flanagan serves as an Independent Trustee of Absolute Shares Trust, a multi-series exchange traded fund. Mr. Flanagan has been the President and sole owner of John A Flanagan CPA, LLC since December 2010. Mr. Flanagan was Chief Financial Officer of MacroMarkets LLC, an exchange traded fund issuer from January 2007 to December 2010.

David H. Weissman. Mr. Weissman joined Exchange Traded Mangers Group LLC, a financial services company, and its subsidiaries on September 15, 2014 and serves as COO and CCO, overseeing and managing the implementation of all elements of operations and the regulatory compliance requirements and reporting pursuant to SEC, FINRA and NYSE rules and regulations. Mr. Weissman was registered and listed as both an associated person and principal of ETF Managers Capital LLC on September 23, 2014. Prior to joining Exchange Trade Managers Group, Mr. Weissman served as Chief Administrative and Chief Compliance Officer of ARK Investment Management LLC, a Registered Investment Advisor and ETF issuer, from January 2014 to August 2014, overseeing and managing the office and ETF operations and the regulatory compliance requirements pursuant to SEC, FINRA and NYSE rules and regulations. Prior to joining ARK, Mr. Weissman served as Chief Compliance Officer to Factor Advisors, Factor Capital Management, LLC and FactorShares Trust from January 2013 to December 2013, as well as the Associated Person to the Factor Capital Management, a CPO; the Factor entities are a collection of financial services companies. Prior to joining Factor Advisors, Mr. Weissman was an independent consultant to issuers in the ETF market from July 24, 2012 to December 31, 2012. Prior to that, Mr. Weissman served as COO and CCO to FocusShares LLC, a wholly-owned subsidiary of Scottrade LLC, an ETF issuer and Investment Adviser from June 2010 to July 2012, overseeing and managing the implementation of all elements of FocusShares’ operations and the regulatory compliance requirements and reporting pursuant to SEC, FINRA and NYSE rules and regulations, as well as the Associated Person to the FocusShares LLC CPO. Prior to FocusShares being acquired by Scottrade in June 2010, Mr. Weissman served in the same positions with the same roles from September 2007 to June 2010, except for the role as Associated Person which he initially began serving as in September 2011.

Performance of Related Public Funds

Since June of 2012, Mr. Masucci has served as the Chief Executive Officer of Factor Advisors, LLC, and as the Chairman since March 2013. Mr. Masucci was listed as a principal of Factor Capital Management LLC until September 23, 2014 and during this time period Factor Capital Management LLC was the sponsor of the FactorShares exchange-traded funds noted below (the “FactorShares funds”). Each of these funds was a “commodity pool” and therefore although the funds were liquidated in November 2013, in conformity with regulatory requirements, the performance of the FactorShares funds is shown below. Investors should be aware that there are significant differences between the Fund and the related pools below; principally, the FactorShares funds were leveraged funds seeking investment exposure to equities and commodities. The Fund has an investment objective of seeking to profit from rising interest rates by tracking the performance of a portfolio of Treasury Instruments weighted to achieve a targeted negative 10 year average effective portfolio duration. Given the significantly different investment objectives of the Fund and the FactorShares funds, the performance of the Fund is not expected to have any relationship to that of the FactorShares funds.

PERFORMANCE OF FACTORSHARES 2X: OIL BULL/S&P500 BEAR (TICKER: FOL)

Name of Pool: Factorshares 2X: Oil Bull/S&P500 Bear

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: February 22, 2011

Cessation of Operations: November 21, 2013

Aggregate Gross Capital Subscriptions as of December 1, 2014: $10,998,571

Net Asset Value as of December 1, 2014: $0.00

Net Asset Value per Share as of December 1, 2014: $0.00

Worst Monthly Drawdown: (25.51)% May 2012

Worst Peak-to-Valley Drawdown: (85.84)% April 2011 – November 2013

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

	2013(%)	2012(%)	2011(%)
Annual Rate of Return	(5.49)	(54.81)	(13.33)
*	The fund commenced investment operations on February 22, 2011. The fund ceased investment operations November 21, 2013

PERFORMANCE OF FACTORSHARES 2X: TBOND BULL/S&P500 BEAR (TICKER: FSA)

Name of Pool: Factorshares 2X: TBond Bull/S&P500 Bear

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: February 22, 2011

Cessation of Operations: November 21, 2013

Aggregate Gross Capital Subscriptions as of December 1, 2014: $9,239,791

Net Asset Value as of December 1, 2014: $0.00

Net Asset Value per Share as of December 1, 2014: $0.00

Worst Monthly Drawdown: (29.18)% November 2013

Worst Peak-to-Valley Drawdown: (86.12)% September 2011 – November 2013

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

	2013(%)	2012(%)	2011(%)
Annual Rate of Return	(13.63)	(35.05)	19.77
*	The fund commenced investment operations on February 22, 2011. The fund ceased investment operations November 21, 2013

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PERFORMANCE OF FACTORSHARES 2X: S&P500 BULL/TBOND BEAR (TICKER: FSE)

Name of Pool: Factorshares 2X: S&P500 Bull/TBond Bear

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: February 22, 2011

Cessation of Operations: November 21, 2013

Aggregate Gross Capital Subscriptions as of December 1, 2014: $5,000,000

Net Asset Value as of December 1, 2014: $0.00

Net Asset Value per Share as of December 1, 2014: $0.00

Worst Monthly Drawdown: (27.43)% August 2011

Worst Peak-to-Valley Drawdown: (60.86)% April 2011 – November 2012

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

	2013(%)	2012(%)	2011(%)
Annual Rate of Return	2.82	(14.67)	(51.45)
*	The fund commenced investment operations on February 22, 2011. The fund ceased investment operations November 21, 2013

PERFORMANCE OF FACTORSHARES 2X: GOLD BULL/S&P500 BEAR (TICKER: FSG)

Name of Pool: Factorshares 2X: Gold Bull/S&P500 Bear

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: February 22, 2011

Cessation of Operations: November 21, 2013

Aggregate Gross Capital Subscriptions as of December 1, 2014: $41,776,771

Net Asset Value as of December 1, 2014: $0.00

Net Asset Value per Share as of December 1, 2014: $0.00

Worst Monthly Drawdown: (24.04)% December 2011

Worst Peak-to-Valley Drawdown: (87.32)% August 2011 – November 2013

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

	2013(%)	2012(%)	2011(%)
Annual Rate of Return	(15.10)	(21.71)	5.85
*	The fund commenced investment operations on February 22, 2011. The fund ceased investment operations November 21, 2013

PERFORMANCE OF FACTORSHARES 2X: S&P500 BULL/USD BEAR (TICKER: FSU)

Name of Pool: Factorshares 2X: S&P500 Bull/USD Bear

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: February 22, 2011

Cessation of Operations: November 21, 2013

Aggregate Gross Capital Subscriptions as of December 1, 2014: $5,000,000

Net Asset Value as of December 1, 2014: $0.00

Net Asset Value per Share as of December 1, 2014: $0.00

Worst Monthly Drawdown: (24.10)% September 2011

Worst Peak-to-Valley Drawdown: (43.31)% April 2011 – September 2011

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

	2013(%)	2012(%)	2011(%)
Annual Rate of Return	6.21	10.52	(23.65)
*	The fund commenced investment operations on February 22, 2011. The fund ceased investment operations November 21, 2013

16

Commodity Trading Advisor

The Commodity Trading Advisor (“CTA”) for the Fund is Sit Fixed Income Advisors II, LLC (“Sit”). Sit Fixed Income Advisors II, LLC is a Delaware limited liability company and a subsidiary of Sit Investment Associates, Inc. Sit Investment Associates, Inc. was founded in July 1981 in Minneapolis by Eugene C. Sit. Sit Investment Associates, Inc. is an employee owned Minnesota corporation with a staff in excess of 70 persons including 25 full-time investment professionals. Sit Investment Associates, Inc. and its affiliates manage $14.07 billion in assets as of June 30, 2014 in portfolios with a variety of investment objectives. Sit Investment Associates, Inc. manages the assets of separate accounts, private investment funds, and the Sit Mutual Funds, a family of 12 no-load mutual funds. Sit Investment Associates, Inc. manages two private funds which have investment objectives that are similar to the Fund’s investment objectives. Information regarding such private investment funds with similar investment objectives is included below. Sit is registered as a CTA with the CFTC and is a member of the NFA. Sit registered as a CTA and became a member of the NFA on November 21, 2014.

The Sponsor has also entered into a Licensing and Services Agreement with Sit. Under this agreement, Sit has agreed to compose and maintain the Benchmark Portfolio and license to the Sponsor the use of the Benchmark Portfolio. For this license, the Sponsor pays a fee to Sit.

Sit has agreed to be responsible for the payment of certain expenses in excess of the expense limitation although the Sponsor retains the ultimate obligation to the Fund to waive and/or reimburse such expenses.

The following are individual Principals, as that term is defined in CFTC Rule 3.1, for Sit Fixed Income Advisors II, LLC: Roger J. Sit, Michael, C. Brilley, Paul J. Jungquist, Paul E. Rasmussen, Carla J. Rose, Debra A. Sit, Mark H. Book, Bryce A. Doty, and Chris M. Rasmussen. These individuals are principals due to their positions. The following individuals will serve as investment professionals and senior management in regards to the Fund:

Roger J. Sit. Roger Sit is the Chairman and Chief Executive Officer. Mr. Sit was listed as principal of Sit on November 4, 2014. Mr. Sit joined the organization in January 1998. Mr. Sit directs the overall investment management activities for Sit Investment Associates, Inc. and Sit International.

Michael C. Brilley. Michael Brilley is the President and Chief Fixed Income Officer. Mr. Brilley joined Sit Investment Associates, Inc. in April 1984. Mr. Brilley was listed as a principal of Sit on October 29, 2014 and was listed as a pending associated person on October 14, 2014.

Bryce A. Doty. Bryce Doty is a Senior Vice President and Senior Portfolio Manager. Mr. Doty joined Sit Investment Associates, Inc. in November 1995. Mr. Doty was listed as a principal of Sit on October 29, 2014 and was listed as an associated person on November 21, 2014. He is responsible for taxable bond portfolio management serving as portfolio manager for short duration accounts.

Mark H. Book, CFA, CMA. Mark Book is a Vice President and Portfolio Manager. Mr. Book joined Sit Investment Associates, Inc. in August 2000 as a Portfolio Manager and Fixed Income Analyst. Mr. Book was listed as a principal of Sit on October 31, 2014 and was listed as a pending associated person on October 14, 2014. He is responsible for taxable bond portfolio management and credit research.

17

Christopher M. Rasmussen, CFA. Chris Rasmussen is a Vice President and Portfolio Manager. Mr. Rasmussen joined Sit Investment Associates, Inc. in February 1999. Mr. Rasmussen was listed as a principal of Sit on October 29, 2014 and listed as an associated person on November 21, 2014. He is responsible for taxable bond portfolio management and credit research. Mr. Rasmussen has worked in the Sit mutual fund group as well as the client administration area, and moved to fixed income in August 2002.

Sit’s Trading Program

Sit’s investment in commodities on behalf of its clients’ accounts is currently limited to investment in exchange traded futures and options on futures in three strategies:

Rising Interest Rate Strategy.

The objective of the strategy is to achieve a superior risk-adjusted return to the Barclays U.S. Treasury Bellwether 30-Year Index. Sit attempts to maintain the account’s average effective duration at approximately -11 to -9 years by investing 5 to 15% of its total assets in futures and options on 2, 5, and 10-year U.S. Treasury futures contracts. The portfolios and composites managed under this strategy are:

Rising Interest Rate II

Rising Interest Rate

The Benchmark Portfolio shares the “Rising Interest Rate Strategy” trading program described above.

Certain accounts utilizing this trading program have been managed by Sit under investment objectives that are substantially similar to that of the Fund; the performance of such accounts has been provided below in accordance with applicable regulatory requirements. When reviewing this information, you should be aware that the investment strategies in accordance with which these accounts are managed to achieve their investment objectives differ in certain respects from those in accordance with which the Fund is managed. Generally, the investment strategies used in managing the Fund (described previously) permit less flexibility in managing the Fund’s investments than those used in managing the accounts. The accounts may rebalance and reconstitute their portfolios at their discretion.

Interest Rate Hedging Strategy.

The objective of the strategy is to maintain the account’s average effective duration at a level to hedge against anticipated changes in interest rates by investing a portion of the account’s total assets (not to exceed 5%) in futures and options on 2, 5, and 10-year U.S. Treasury futures contracts. The portfolios and composites managed under this strategy are:

Taxable Short Duration Hedged Composite

Quality Income Hedged Composite

Custom Alpha Bond Portfolio Hedged Composite

U.S. Government Securities Hedged

Custom Alpha Strategy.

The objective of the strategy is to achieve a superior risk-adjusted return to the relative to a specified benchmark by investing 5 to 15% of the account’s total assets in futures contracts relative to the index. The indices currently utilized include Standard and Poor’s S&P 500® Index, Barclays U.S. 5-year Note future USD ER Index, Barclays U.S. long bond future USD ER Index, and MSCI EAFE Index. The portfolios and composites managed under this strategy are:

Custom Alpha – S&P 500

Custom Alpha – 5-Year Treasury

Custom Alpha – 30-Year Treasury

Custom Alpha – Composite Equity Index

Custom Alpha – EAFE

Custom Alpha – Client Directed A

Custom Alpha – 5-Year Treasury B

Custom Alpha – Series D

18

PERFORMANCE OF RISING INTEREST RATE STRATEGY

Name of Trading Program: Rising Interest Rate II

Inception of Trading: June 30, 2012

Number of Accounts Traded Pursuant to Program: 1

Total Assets Traded Pursuant to Strategy as of December 31, 2014: $136,366,701

Total Assets Traded Pursuant to Program as of December 31, 2014: $92,159,155

Worst Monthly Drawdown: September 2013 (3.05%)

Worst Peak-to-Valley Drawdown: November ‘12 to May ‘14 (9.83%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)
January	(2.36)	(0.56)
February	(0.39)	(0.62)
March	1.94	(0.56)
April	(0.02)	(0.51)
May	(2.94)	0.82
June	1.89	0.17
July	1.80	(0.77)	(0.09)
August	0.29	(0.47)	0.07
September	1.06	(3.05)	1.95
October	(1.78)	(2.28)	0.49
November	(0.14)	(0.47)	(0.93)
December	0.73	2.74	0.15
Annual Rate of Return	(0.06)	(5.54)	1.63
*	Performance is net of commissions, exchange fees, regulatory fees, management fees (1.63%), trading advisor fees (0.32%), and performance fees, which for capsule purposes are accrued at a rate of 30% on returns in excess of the benchmark.

Name of Trading Program: Rising Interest Rate

Inception of Trading: July 31, 2011

Number of Accounts Traded Pursuant to Program: 1

Total Assets Traded Pursuant to Strategy as of December 31, 2014: $136,366,701

Total Assets Traded Pursuant to Program as of December 31, 2014: $44,207,546

Worst Monthly Drawdown: September 2013 (3.46%)

Worst Peak-to-Valley Drawdown: July ‘12 to November ‘13 (8.72%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)
January	(2.17)	(0.60)	(0.78)
February	0.17	(0.57)	2.33
March	2.64	(0.28)	1.22
April	(0.07)	(0.90)	0.52
May	(3.11)	1.02	(0.03)
June	2.21	(0.51)	0.88
July	2.22	(0.39)	(1.47)
August	0.22	(0.13)	(0.45)	(1.93)
September	0.91	(3.46)	1.65	0.35
October	(1.51)	(2.04)	0.21	0.15
November	0.00	(0.73)	(0.77)	(1.44)
December	1.35	2.78	0.43	0.84
Annual Rate of Return	2.71	(5.77)	3.71	(2.04)
*	Performance is net of commissions, exchange fees, regulatory fees, management fees (1.63%), trading advisor fees (0.32%), and performance fees, which for capsule purposes are accrued at a rate of 30% on returns in excess of the benchmark.

19

PERFORMANCE OF INTEREST RATE HEDGING STRATEGY

Name of Trading Program: Taxable Short Duration Hedged Composite

Inception of Trading: March 31, 2010

Number of Accounts Traded Pursuant to Program: 6

Total Assets Traded Pursuant to Strategy as of December 31, 2014: $1,583,338,236

Total Assets Traded Pursuant to Program as of December 31, 2014: $354,102,608

Worst Monthly Drawdown: June 2013 (0.59%)

Worst Peak-to-Valley Drawdown: May ‘13 to October ‘13 (1.40%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	0.07	(0.29)	0.41	0.47
February	0.21	0.39	0.61	0.47
March	0.06	0.09	0.14	0.36
April	0.19	0.18	0.77	0.09	(0.36)
May	(0.06)	(0.35)	0.37	0.53	0.22
June	0.40	(0.59)	0.03	0.41	0.69
July	0.48	(0.02)	0.52	0.55	0.76
August	0.36	(0.34)	0.22	(0.01)	0.39
September	0.12	(0.02)	0.47	0.01	0.34
October	(0.43)	(0.07)	(0.02)	0.21	0.92
November	0.19	0.08	0.27	(0.02)	0.57
December	0.29	0.26	(0.03)	0.56	(0.08)
Annual Rate of Return	1.86	(0.72)	3.78	3.66	3.48
*	Performance is net of commissions, exchange fees, regulatory fees, and management fees (0.40%).

Name of Trading Program: Quality Income Hedged Composite

Inception of Trading: December 31, 2012

Number of Accounts Traded Pursuant to Program: 3

Total Assets Traded Pursuant to Strategy as of December 31, 2014: $1,583,338,236

Total Assets Traded Pursuant to Program as of December 31, 2014: $343,687,326

Worst Monthly Drawdown: June 2013 (0.36%)

Worst Peak-to-Valley Drawdown: May ‘13 to June ‘13 (0.49%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)
January	0.12	0.18
February	0.11	0.09
March	0.09	0.22
April	0.16	0.34
May	0.15	(0.14)
June	0.14	(0.36)
July	0.06	0.04
August	0.13	0.16
September	0.02	0.03
October	(0.01)	0.14
November	0.07	(0.02)
December	0.05	0.22
Annual Rate of Return	1.09	0.89
*	Performance is net of commissions, exchange fees, regulatory fees, and management fees (0.40%).

20

Name of Trading Program: Custom Alpha Bond Portfolio Hedged Composite

Inception of Trading: March 31, 2008

Number of Accounts Traded Pursuant to Program: 3

Total Assets Traded Pursuant to Strategy as of December 31, 2014: $1,583,338,236

Total Assets Traded Pursuant to Program as of December 31, 2014: $299,258,557

Worst Monthly Drawdown: April 2010 (2.15%)

Worst Peak-to-Valley Drawdown: December ‘12 to November ‘13 (7.56%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	(0.31)	(1.43)	0.61	1.00	1.15
February	0.44	0.42	1.64	2.22	(0.34)
March	0.89	(0.28)	0.60	1.14	2.41
April	0.89	0.22	2.65	0.34	(2.15)
May	(1.44)	(1.28)	0.97	1.08	0.50
June	1.69	(1.79)	0.23	1.36	2.69
July	1.25	(0.08)	0.38	1.32	1.85
August	1.71	(1.50)	(0.20)	(0.40)	0.64
September	0.11	(1.05)	1.66	0.37	1.05
October	0.58	(1.25)	(0.16)	0.40	3.20
November	1.40	(0.28)	0.15	(0.90)	2.84
December	0.33	0.42	(0.01)	1.74	0.22
Annual Rate of Return	7.76	(7.63)	8.80	10.07	14.86
*	Performance is net of commissions, exchange fees, regulatory fees, management fees (1.50%), and trading advisor fees (0.07%).

Name of Trading Program: U.S. Government Securities Hedged

Inception of Trading: May 31, 1987

Number of Accounts Traded Pursuant to Program: 1

Total Assets Traded Pursuant to Strategy as of December 31, 2014: $1,583,338,236

Total Assets Traded Pursuant to Program as of December 31, 2014: $586,289,745

Worst Monthly Drawdown: May 2013 (0.91%)

Worst Peak-to-Valley Drawdown: December ‘12 to December ‘13 (2.14%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	0.38	(0.40)	0.22	0.14	0.70
February	0.16	0.25	0.51	0.36	0.03
March	0.09	(0.12)	0.25	0.24	0.53
April	0.15	0.23	0.60	0.51	(0.07)
May	(0.05)	(0.91)	0.24	0.63	0.41
June	0.26	(0.81)	(0.10)	0.35	0.75
July	0.21	0.10	0.40	0.31	0.45
August	0.21	(0.40)	0.16	0.14	0.88
September	0.18	(0.04)	0.29	(0.03)	0.16
October	0.08	(0.03)	(0.05)	0.04	0.70
November	0.23	0.15	0.18	(0.25)	0.62
December	0.31	(0.11)	(0.06)	0.24	(0.36)
Annual Rate of Return	2.22	(2.08)	2.67	2.72	4.91
*	Performance is net of commissions, exchange fees, regulatory fees, and management fees (0.80%).

21

PERFORMANCE OF CUSTOM ALPHA STRATEGY

Name of Trading Program: Custom Alpha – S&P 500

Inception of Trading: March 31, 2008

Number of Accounts Traded Pursuant to Program: 1

Total Assets Traded Pursuant to Strategy as of December 31, 2014: $71,179,611

Total Assets Traded Pursuant to Program as of December 31, 2014: $12,944,375

Worst Monthly Drawdown: May 2010 (7.84%)

Worst Peak-to-Valley Drawdown: May ‘11 to September ‘11 (13.75%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	(3.56)	3.76	4.54	3.22	(2.82)
February	5.18	1.70	5.38	5.25	2.69
March	2.03	3.42	3.73	0.53	8.01
April	1.52	1.85	1.53	3.04	(0.01)
May	0.89	1.09	(5.16)	(0.41)	(7.84)
June	3.56	(3.59)	4.12	(0.57)	(3.36)
July	0.09	5.09	1.49	(1.07)	8.04
August	5.38	(4.14)	1.83	(5.71)	(4.76)
September	(1.27)	1.64	3.85	(6.63)	9.96
October	2.93	3.58	(2.18)	10.91	6.44
November	4.07	2.61	0.64	(0.92)	2.84
December	(0.05)	2.84	0.85	2.54	6.84
Annual Rate of Return	22.39	21.25	22.07	9.38	27.02
*	Performance is net of commissions, exchange fees, regulatory fees, management fees (1.50%), and trading advisor fees (0.32%).

Name of Trading Program: Custom Alpha – 5-Year Treasury

Inception of Trading: March 31, 2008

Number of Accounts Traded Pursuant to Program: 1

Total Assets Traded Pursuant to Strategy as of December 31, 2014: $71,179,611

Total Assets Traded Pursuant to Program as of December 31, 2014: $740,309

Worst Monthly Drawdown: June 2013 (3.46%)

Worst Peak-to-Valley Drawdown: October ‘12 to December ‘13 (10.55%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	1.00	(1.95)	0.93	1.91	2.80
February	0.96	0.94	0.71	1.55	0.22
March	0.73	(0.16)	0.07	0.57	1.35
April	1.29	0.45	3.45	1.51	(0.81)
May	(0.61)	(2.66)	1.24	2.35	1.33
June	1.55	(3.46)	0.11	1.53	3.34
July	1.09	0.30	0.74	2.57	2.37
August	2.32	(2.05)	(0.16)	1.29	0.75
September	(0.18)	(0.27)	1.44	0.31	1.65
October	1.67	(0.56)	(0.64)	0.37	3.57
November	2.21	(0.45)	0.54	(0.44)	2.43
December	(0.16)	(0.90)	(0.14)	2.22	(1.47)
Annual Rate of Return	12.47	(10.33)	8.56	16.87	18.86
*	Performance is net of commissions, exchange fees, regulatory fees, management fees (1.50%), and trading advisor fees (0.32%).

22

Name of Trading Program: Custom Alpha – 30-Year Treasury

Inception of Trading: March 31, 2008

Number of Accounts Traded Pursuant to Program: 1

Total Assets Traded Pursuant to Strategy as of December 31, 2014: $71,179,611

Total Assets Traded Pursuant to Program as of December 31, 2014: $951,404

Worst Monthly Drawdown: May 2013 (6.12%)

Worst Peak-to-Valley Drawdown: December ‘12 to December ‘13 (18.54%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	4.15	(4.04)	0.72	0.02	3.97
February	1.47	1.63	(0.25)	3.05	(0.10)
March	1.51	0.25	(2.04)	0.66	0.88
April	2.20	2.61	6.00	1.83	0.80
May	1.06	(6.12)	5.33	3.75	3.45
June	1.50	(5.20)	(0.71)	0.10	5.95
July	1.69	(1.31)	2.00	4.57	2.09
August	4.55	(1.91)	(0.46)	6.22	5.13
September	(1.30)	(0.33)	0.11	4.77	0.33
October	2.84	0.00	(0.37)	(2.04)	0.93
November	3.45	(2.54)	1.41	0.94	1.53
December	1.55	(1.42)	(1.57)	3.91	(3.86)
Annual Rate of Return	27.50	(17.24)	10.28	31.19	22.80
*	Performance is net of commissions, exchange fees, regulatory fees, management fees (1.50%), and trading advisor fees (0.32%).

Name of Trading Program: Custom Alpha – Composite Equity Index

Inception of Trading: December 31, 2008

Number of Accounts Traded Pursuant to Program: 1

Total Assets Traded Pursuant to Strategy as of December 31, 2014: $71,179,611

Total Assets Traded Pursuant to Program as of December 31, 2014: $40,222,719

Worst Monthly Drawdown: January 2009 (11.70%)

Worst Peak-to-Valley Drawdown: May ‘11 to September ‘11 (15.23%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	(3.73)	2.74	3.16	0.59	(4.66)
February	3.30	1.10	3.91	4.02	0.90
March	1.75	1.96	1.64	(1.37)	9.05
April	0.91	2.29	2.33	4.69	(2.59)
May	0.28	(2.57)	(4.14)	(1.40)	(10.30)
June	3.13	(4.21)	3.56	0.62	(2.22)
July	0.57	2.46	1.25	(1.09)	10.41
August	3.21	(4.43)	0.27	(5.97)	(2.51)
September	(0.71)	2.76	3.49	(8.13)	6.09
October	1.64	1.34	(1.80)	7.87	4.34
November	3.08	1.91	0.37	(3.45)	(0.10)
December	(0.50)	2.49	1.64	2.72	3.29
Annual Rate of Return	13.47	7.68	16.50	(2.01)	10.20
*	Performance is net of commissions, exchange fees, regulatory fees, management fees (1.50%), and trading advisor fees (0.32%).

23

Name of Trading Program: Custom Alpha – EAFE

Inception of Trading: May 31, 2009

Number of Accounts Traded Pursuant to Program: 1

Total Assets Traded Pursuant to Strategy as of December 31, 2014: $71,179,611

Total Assets Traded Pursuant to Program as of December 31, 2014: $1,402,009

Worst Monthly Drawdown: May 2010 (11.08%)

Worst Peak-to-Valley Drawdown: May ‘11 to September ‘11 (22.95%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	(5.29)	2.20	5.56	3.07	(4.91)
February	6.75	(0.92)	6.04	5.62	0.17
March	0.71	1.07	0.77	(2.22)	8.61
April	2.30	4.56	(0.03)	6.22	(4.31)
May	0.38	(3.96)	(10.40)	(2.52)	(11.08)
June	2.40	(4.63)	7.11	0.17	(0.64)
July	(1.18)	4.91	0.18	(2.09)	12.39
August	1.85	(3.08)	2.54	(9.48)	(3.38)
September	(3.69)	5.99	3.75	(10.96)	10.30
October	0.41	2.16	0.95	10.40	6.19
November	1.45	(0.62)	2.93	(2.78)	(1.81)
December	(3.50)	3.15	4.40	(0.94)	9.10
Annual Rate of Return	2.01	10.60	25.12	(7.38)	19.16
*	Performance is net of commissions, exchange fees, regulatory fees, management fees (1.50%), and trading advisor fees (0.32%).

Name of Trading Program: Custom Alpha – Client Directed -- A

Inception of Trading: August 31, 2012

Number of Accounts Traded Pursuant to Program: 1

Total Assets Traded Pursuant to Strategy as of December 31, 2014: $71,179,611

Total Assets Traded Pursuant to Program as of December 31, 2014: $9,852,319

Worst Monthly Drawdown: January 2014 (6.59%)

Worst Peak-to-Valley Drawdown: May ‘13 to June ‘13 (8.66%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)
January	(6.59)	0.93
February	6.06	(1.15)
March	0.68	0.10
April	1.99	4.15
May	0.08	(4.12)
June	3.13	(4.74)
July	(0.44)	3.62
August	2.04	(2.82)
September	(4.99)	7.29	4.05
October	0.83	1.54	0.19
November	1.18	(1.20)	2.48
December	(3.13)	2.02	4.76
Annual Rate of Return	0.15	5.08	11.92
*	Performance is net of commissions, exchange fees, regulatory fees, management fees (1.50%), and trading advisor fees (0.32%).

24

Name of Trading Program: Custom Alpha – 5-Year Treasury -- B

Inception of Trading: August 31, 2012

Number of Accounts Traded Pursuant to Program: 1

Total Assets Traded Pursuant to Strategy as of December 31, 2014: $71,179,611

Total Assets Traded Pursuant to Program as of December 31, 2014: $3,385,631

Worst Monthly Drawdown: June 2013 (2.90%)

Worst Peak-to-Valley Drawdown: December ‘12 to December ‘13 (11.82%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)
January	0.35	(2.65)
February	0.63	0.98
March	(0.21)	(0.74)
April	1.07	0.44
May	(1.20)	(2.22)
June	2.00	(2.90)
July	1.13	(0.46)
August	2.00	(1.60)
September	(0.96)	0.80	0.93
October	1.80	(1.53)	(1.13)
November	2.18	(0.88)	0.53
December	0.20	(1.49)	(0.16)
Annual Rate of Return	9.29	(11.67)	0.15
*	Performance is net of commissions, exchange fees, regulatory fees, management fees (1.50%), and trading advisor fees (0.32%).

Name of Trading Program: Custom Alpha – Series D

Inception of Trading: June 30, 2010

Number of Accounts Traded Pursuant to Program: 1

Total Assets Traded Pursuant to Strategy as of December 31, 2014: $71,179,611

Total Assets Traded Pursuant to Program as of December 31, 2014: $1,680,842

Worst Monthly Drawdown: June 2013 (5.90%)

Worst Peak-to-Valley Drawdown: December ‘12 to December ‘13 (18.46%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	2.00	(2.21)	0.25	1.00
February	1.12	0.19	0.66	2.77
March	0.51	(0.03)	(0.61)	1.47
April	2.06	0.76	3.86	2.69
May	0.74	(5.43)	2.01	1.20
June	1.83	(5.90)	(0.39)	2.15
July	1.24	0.39	1.67	4.58	0.03
August	1.75	(3.02)	(0.48)	0.68	1.42
September	(2.23)	0.08	1.58	0.15	1.82
October	1.28	(0.63)	0.43	1.91	4.95
November	1.47	(1.86)	0.48	(0.63)	0.44
December	(1.22)	(1.42)	(0.90)	1.48	(1.88)
Annual Rate of Return	10.97	(17.72)	8.79	21.15	6.84
*	Performance is net of commissions, exchange fees, regulatory fees, management fees (1.50%), and trading advisor fees (0.32%).

25

Also, Sit manages fixed income accounts. These accounts are generally within two strategies.

Municipal Fixed Income General Strategy. Interest income provides the vast majority of a bond portfolio’s total return over an interest rate cycle. Sit’s municipal fixed income process focuses on strong individual security analysis and seeks investment grade quality securities which have high levels of coupon interest income and complexities such as sinking fund and prepayment provisions. The former provides income and lower volatility. The latter produces shorter expected lives and relatively higher yield.

Taxable Fixed Income General Strategy. Interest income provides the vast majority of a bond portfolio’s total return over an interest rate cycle. Sit’s taxable fixed income process focuses on earning high levels of interest income from high quality securities. In general, we underweight U.S. Government & Agency bonds and overweight corporate, asset-backed and mortgage pass through-securities.

In conformity with regulatory requirements, the performance of Sit’s other accounts is shown below.

Name of Trading Program: Municipal Total Return Composite

Inception of Trading: February 28, 1994

Number of Accounts Traded Pursuant to Program: 4

Total Assets Traded Pursuant to Program as of December 31, 2014: $705,460,040

Worst Monthly Drawdown: June 2013 (3.59%)

Worst Peak-to-Valley Drawdown: December ‘12 to August ‘13 (7.11%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	2.75	0.70	3.28	(1.04)	0.53
February	1.26	0.42	0.27	2.02	1.07
March	0.57	(0.42)	(0.63)	(0.08)	0.06
April	1.27	1.21	1.33	1.74	1.22
May	1.66	(1.17)	1.36	2.06	0.95
June	0.11	(3.59)	(0.01)	0.72	0.12
July	0.23	(1.41)	1.71	1.09	1.21
August	1.71	(1.66)	0.26	1.74	2.49
September	0.18	2.51	0.79	1.53	0.17
October	1.15	0.89	0.38	(0.24)	(0.31)
November	0.27	(0.01)	2.09	0.51	(2.45)
December	0.68	(0.24)	(1.32)	2.05	(2.71)
Annual Rate of Return	12.44	(2.89)	9.83	12.70	2.23
*	Performance is net of commissions, exchange fees, regulatory fees, and management fees (0.40%).

Name of Trading Program: Municipal Intermediate Return Composite

Inception of Trading: December 31, 1987

Number of Accounts Traded Pursuant to Program: 24

Total Assets Traded Pursuant to Program as of December 31, 2014: $610,226,586

Worst Monthly Drawdown: June 2013 (3.11%)

Worst Peak-to-Valley Drawdown: May ‘13 to August ‘13 (7.19%)

26

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	2.41	0.50	2.38	(0.80)	0.58
February	1.10	0.38	0.29	1.67	0.97
March	0.43	(0.31)	(0.56)	0.11	0.10
April	1.23	0.96	1.16	1.45	1.10
May	1.63	(1.18)	1.09	1.78	0.77
June	0.06	(3.11)	0.10	0.59	0.33
July	0.11	(1.39)	1.38	1.00	1.17
August	1.50	(1.70)	0.27	1.63	1.92
September	0.21	2.30	0.74	1.16	0.18
October	0.93	0.75	0.40	(0.14)	(0.14)
November	0.20	(0.08)	1.64	0.41	(1.69)
December	0.77	(0.06)	(1.06)	1.58	(1.85)
Annual Rate of Return	11.06	(3.00)	8.07	10.92	3.39
*	Performance is net of commissions, exchange fees, regulatory fees, and management fees (0.40%).

Name of Trading Program: Municipal Intermediate 7-Year Return Composite

Inception of Trading: December 31, 1997

Number of Accounts Traded Pursuant to Program: 3

Total Assets Traded Pursuant to Program as of December 31, 2014: $412,507,606

Worst Monthly Drawdown: June 2013 (4.11%)

Worst Peak-to-Valley Drawdown: May ‘13 to August ‘13 (9.10%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	3.20	0.48	2.90	(1.00)	0.47
February	1.34	0.39	0.25	1.92	0.94
March	0.65	(0.45)	(0.68)	0.03	(0.09)
April	1.51	1.09	1.28	1.58	1.01
May	1.94	(1.40)	1.25	1.91	0.79
June	0.07	(4.11)	0.02	0.73	0.09
July	0.22	(1.78)	1.63	1.02	1.15
August	1.77	(2.10)	0.35	1.63	2.13
September	0.19	2.93	0.74	1.21	0.14
October	1.01	1.01	0.45	(0.18)	(0.25)
November	0.24	0.08	2.01	0.41	(2.08)
December	0.88	(0.17)	(1.27)	1.83	(2.19)
Annual Rate of Return	13.74	(4.17)	9.19	11.60	2.00
*	Performance is net of commissions, exchange fees, regulatory fees, and management fees (0.40%).

Name of Trading Program: Municipal Short Duration Composite

Inception of Trading: June 30, 1990

Number of Accounts Traded Pursuant to Program: 4

Total Assets Traded Pursuant to Program as of December 31, 2014: $54,664,568

Worst Monthly Drawdown: August 2013 (1.21%)

Worst Peak-to-Valley Drawdown: May ‘13 to August ‘13 (2.35%)

27

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	1.25	0.32	0.65	(0.05)	0.50
February	0.68	0.49	0.63	0.83	0.67
March	0.31	0.26	0.17	0.12	0.09
April	0.65	0.50	0.68	0.76	0.67
May	0.92	(0.21)	0.61	0.93	0.54
June	0.00	(0.60)	0.11	0.55	0.26
July	(0.08)	(0.34)	0.43	0.73	0.84
August	0.66	(1.21)	0.44	0.72	1.00
September	0.18	0.96	0.25	0.41	0.21
October	0.29	0.33	0.63	0.07	0.13
November	0.25	0.13	0.66	0.05	(0.37)
December	0.21	0.02	(0.16)	0.62	(0.41)
Annual Rate of Return	5.40	0.60	5.20	5.85	4.19
*	Performance is net of commissions, exchange fees, regulatory fees, and management fees (0.40%).

Name of Trading Program: Municipal High Income Composite

Inception of Trading: March 31, 2007

Number of Accounts Traded Pursuant to Program: 1

Total Assets Traded Pursuant to Program as of December 31, 2014: $10,653,616

Worst Monthly Drawdown: June 2013 (2.71%)

Worst Peak-to-Valley Drawdown: May ‘13 to August ‘13 (5.98%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	2.25	0.96	2.64	(1.28)	0.94
February	1.16	0.40	0.76	1.14	1.17
March	1.00	(0.17)	0.17	(0.72)	0.15
April	1.57	1.39	1.55	0.94	1.51
May	2.02	(0.59)	1.08	1.62	0.70
June	0.37	(2.71)	0.46	1.08	0.10
July	0.23	(1.36)	1.58	1.26	1.34
August	0.48	(1.45)	0.39	1.08	2.48
September	0.45	1.93	0.79	1.72	0.34
October	0.97	0.77	0.90	(0.19)	(0.18)
November	0.36	(0.04)	1.22	1.01	(2.46)
December	0.83	0.14	(0.15)	1.76	(2.09)
Annual Rate of Return	12.29	(0.84)	11.94	9.75	3.97
*	Performance is net of commissions, exchange fees, regulatory fees, and management fees (0.40%).

Name of Trading Program: Taxable Municipal Composite

Inception of Trading: August 31, 2010

Number of Accounts Traded Pursuant to Program: 4

Total Assets Traded Pursuant to Program as of December 31, 2014: $226,414,857

Worst Monthly Drawdown: June 2013 (2.57%)

Worst Peak-to-Valley Drawdown: May ‘13 to August ‘13 (4.72%)

28

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	2.97	(0.33)	1.43	0.61
February	0.90	1.16	(0.04)	1.02
March	0.41	0.67	(0.35)	0.50
April	1.33	1.73	2.35	1.91
May	1.80	(1.80)	1.76	1.93
June	0.28	(2.57)	(0.38)	0.03
July	0.46	(0.23)	1.28	2.85
August	1.83	(0.18)	0.31	2.52
September	0.06	1.25	0.32	2.63	0.20
October	0.88	0.89	0.27	(0.47)	(0.25)
November	1.31	(0.05)	1.61	(0.03)	(0.85)
December	0.70	(0.43)	(0.40)	1.50	(1.41)
Annual Rate of Return	13.67	0.02	8.42	15.99	(2.31)
*	Performance is net of commissions, exchange fees, regulatory fees, and management fees (0.40%).

Name of Trading Program: Taxable Total Return Composite

Inception of Trading: December 31, 1987

Number of Accounts Traded Pursuant to Program: 10

Total Assets Traded Pursuant to Program as of December 31, 2014: $522,813,185

Worst Monthly Drawdown: June 2013 (1.89%)

Worst Peak-to-Valley Drawdown: May ‘13 to August ‘13 (3.69%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	1.40	(0.38)	1.08	0.42	1.92
February	0.77	0.81	0.49	0.75	0.71
March	0.13	0.02	(0.05)	0.00	0.98
April	0.93	1.28	1.17	0.95	1.56
May	1.07	(1.08)	0.86	1.30	(0.18)
June	0.31	(1.89)	0.06	0.04	1.49
July	0.00	(0.26)	1.08	1.12	1.02
August	1.21	(0.51)	0.62	0.30	1.24
September	(0.61)	0.65	0.67	0.49	0.50
October	0.81	0.83	0.36	(0.32)	0.57
November	0.88	(0.27)	0.12	0.24	(0.19)
December	0.17	(0.27)	(0.18)	1.39	(0.44)
Annual Rate of Return	7.24	(1.13)	6.42	6.83	9.50
*	Performance is net of commissions, exchange fees, regulatory fees, and management fees (0.40%).

Name of Trading Program: Taxable Int Gov/Corp Composite

Inception of Trading: December 31, 1995

Number of Accounts Traded Pursuant to Program: 7

Total Assets Traded Pursuant to Program as of December 31, 2014: $304,601,721

Worst Monthly Drawdown: June 2013 (1.24%)

Worst Peak-to-Valley Drawdown: May ‘13 to August ‘13 (2.72%)

29

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	1.02	(0.33)	0.69	0.61	1.78
February	0.47	0.58	0.57	0.48	0.52
March	(0.09)	0.19	0.07	0.38	0.68
April	0.58	0.66	0.97	0.86	1.14
May	0.75	(1.07)	0.67	0.97	0.45
June	0.20	(1.24)	(0.08)	0.16	1.15
July	(0.03)	0.00	0.93	1.02	0.94
August	0.84	(0.43)	0.34	0.17	1.13
September	(0.11)	0.73	0.53	0.07	0.57
October	0.64	0.43	0.20	0.14	0.75
November	0.64	0.08	0.43	0.10	0.07
December	0.00	(0.42)	(0.10)	0.87	(0.47)
Annual Rate of Return	4.98	(0.86)	5.34	5.97	9.03
*	Performance is net of commissions, exchange fees, regulatory fees, and management fees (0.40%).

Name of Trading Program: Taxable Int Gov’t Composite

Inception of Trading: December 31, 1987

Number of Accounts Traded Pursuant to Program: 2

Total Assets Traded Pursuant to Program as of December 31, 2014: $594,236,206

Worst Monthly Drawdown: May 2013 (0.95%)

Worst Peak-to-Valley Drawdown: May ‘13 to September ‘13 (2.10%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	0.40	(0.36)	0.27	0.19	0.71
February	0.18	0.24	0.51	0.29	0.06
March	0.04	(0.15)	0.24	0.25	0.47
April	0.10	0.33	0.55	0.61	(0.12)
May	0.02	(0.95)	0.24	0.54	0.45
June	0.30	(0.81)	(0.03)	0.31	0.73
July	0.15	0.11	0.37	0.46	0.52
August	0.30	(0.38)	0.09	0.08	0.85
September	0.07	(0.10)	0.30	0.02	0.17
October	0.14	0.04	0.00	0.08	0.69
November	0.26	0.12	0.13	(0.35)	0.59
December	0.26	(0.15)	(0.06)	0.22	(0.37)
Annual Rate of Return	2.25	(2.01)	2.67	2.75	4.89
*	Performance is net of commissions, exchange fees, regulatory fees, and management fees (0.80%).

Name of Trading Program: Taxable Short Duration Composite

Inception of Trading: December 31, 1990

Number of Accounts Traded Pursuant to Program: 41

Total Assets Traded Pursuant to Program as of December 31, 2014: $1,533,993,041

Worst Monthly Drawdown: May 2013 (0.84%)

Worst Peak-to-Valley Drawdown: May ‘13 to August ‘13 (1.87%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	0.70	(0.15)	0.37	0.59	0.83
February	0.37	0.44	0.53	0.34	0.13
March	(0.40)	0.04	0.08	0.35	0.74
April	0.50	0.34	0.82	0.53	0.00
May	0.44	(0.84)	0.47	0.66	0.46
June	0.05	(0.73)	0.01	0.47	0.77
July	0.16	0.16	0.52	0.57	0.84
August	0.65	(0.47)	0.15	0.25	0.49
September	0.02	0.64	0.42	0.01	0.45
October	0.61	0.29	0.00	0.18	1.11
November	0.59	0.19	0.29	0.04	0.52
December	(0.13)	(0.54)	(0.02)	0.62	(0.02)
Annual Rate of Return	3.57	(0.66)	3.68	4.68	6.49
*	Performance is net of commissions, exchange fees, regulatory fees, and management fees (0.40%).

30

Name of Trading Program: Taxable Core Plus Composite

Inception of Trading: September 30, 1997

Number of Accounts Traded Pursuant to Program: 16

Total Assets Traded Pursuant to Program as of December 31, 2014: $390,269,953

Worst Monthly Drawdown: May 2013 (3.71%)

Worst Peak-to-Valley Drawdown: May ‘13 to August ‘13 (10.10%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	1.32	1.83	4.20	(0.14)	1.87
February	2.14	0.11	1.45	0.79	2.07
March	0.15	0.07	(0.63)	0.90	2.62
April	1.70	1.84	1.53	1.37	1.88
May	1.28	(3.71)	0.22	2.62	(1.87)
June	0.93	(3.28)	1.07	0.18	3.21
July	(1.62)	(1.74)	2.75	(1.66)	3.33
August	1.29	(1.76)	1.21	0.96	0.72
September	(1.35)	2.25	1.85	(1.71)	1.23
October	0.95	1.56	(0.23)	1.73	0.15
November	0.59	(1.25)	0.19	0.05	(1.52)
December	(0.61)	1.57	(0.65)	1.68	(0.81)
Annual Rate of Return	6.88	(2.74)	13.59	6.87	13.46
*	Performance is net of commissions, exchange fees, regulatory fees, management fees (0.40%), and performance fees, which for capsule purposes are accrued at a rate of 20% on returns in excess of the benchmark.

Name of Trading Program: Targeted Opportunity Composite

Inception of Trading: March 31, 2013

Number of Accounts Traded Pursuant to Program: 5

Total Assets Traded Pursuant to Program as of December 31, 2014: $328,144,758

Worst Monthly Drawdown: September 2014 (2.01%)

Worst Peak-to-Valley Drawdown: May ‘13 to August ‘13 (3.46%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)
January	0.16
February	3.12
March	0.16
April	1.23	1.02
May	1.52	(1.39)
June	2.08	(1.24)
July	(1.14)	0.55
August	2.47	(1.42)
September	(2.01)	2.14
October	0.35	3.68
November	0.91	(0.61)
December	(0.75)	4.13
Annual Rate of Return	8.27	6.87
*	Performance is net of commissions, exchange fees, regulatory fees, management fees (1.00%), and performance fees, which for capsule purposes are accrued at a rate of 20% on returns in excess of the benchmark.

31

Name of Trading Program: Municipal Core Plus Composite

Inception of Trading: June 30, 2006

Number of Accounts Traded Pursuant to Program: 6

Total Assets Traded Pursuant to Program as of December 31, 2014: $96,631,127

Worst Monthly Drawdown: May 2013 (5.53%)

Worst Peak-to-Valley Drawdown: December ‘12 to August ‘13 (10.10%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	4.73	2.89	4.53	(1.91)	2.03
February	1.28	(1.35)	0.09	1.45	0.72
March	0.53	(1.31)	(1.95)	1.68	1.90
April	2.48	1.46	2.05	0.38	1.71
May	2.33	(5.53)	1.81	3.49	0.52
June	(0.21)	(2.85)	0.83	0.65	1.42
July	(1.74)	(4.92)	3.28	(1.46)	3.37
August	2.43	(2.38)	(0.49)	4.23	3.55
September	(0.71)	4.42	2.93	2.18	0.16
October	1.84	0.55	(0.12)	(0.17)	(1.25)
November	0.05	(3.19)	2.03	2.58	(4.52)
December	1.38	2.45	(3.91)	3.10	(4.90)
Annual Rate of Return	15.14	(9.88)	11.33	17.18	4.39
*	Performance is net of commissions, exchange fees, regulatory fees, management fees (0.40%), and performance fees, which for capsule purposes are accrued at a rate of 20% on returns in excess of the benchmark.

Name of Trading Program: Fixed Special Objective Composite

Inception of Trading: December 31, 1995

Number of Accounts Traded Pursuant to Program: 8

Total Assets Traded Pursuant to Program as of December 31, 2014: $1,218,442,216

Worst Monthly Drawdown: June 2013 (3.34%)

Worst Peak-to-Valley Drawdown: May ‘13 to August ‘13 (7.85%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	2.78	0.72	2.54	(0.80)	0.74
February	1.35	0.36	0.52	1.43	1.02
March	0.74	(0.14)	(0.28)	0.15	0.26
April	1.44	1.11	1.36	1.27	1.08
May	1.77	(1.30)	1.36	1.81	0.89
June	0.23	(3.34)	0.30	0.81	0.43
July	0.18	(1.75)	1.63	0.92	1.18
August	1.57	(1.69)	0.31	1.46	2.01
September	0.26	2.36	0.82	1.46	0.32
October	0.94	0.94	0.52	(0.10)	(0.13)
November	0.36	(0.09)	1.62	0.68	(2.00)
December	0.73	0.04	(1.11)	1.89	(1.80)
Annual Rate of Return	13.03	(2.87)	9.97	11.51	3.99
*	Performance is net of commissions, exchange fees, regulatory fees, and management fees (0.40%).

32

Name of Trading Program: Large Cap Growth Composite

Inception of Trading: January 1, 1982

Number of Accounts Traded Pursuant to Program: 7

Total Assets Traded Pursuant to Program as of December 31, 2014: $152,476,520

Worst Monthly Drawdown: May 2010 (7.91%)

Worst Peak-to-Valley Drawdown: May ‘11 to September ‘11 (16.50%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	(3.81)	6.09	5.63	1.39	(4.28)
February	4.95	0.81	4.60	3.04	3.17
March	(0.87)	3.11	3.52	0.13	5.09
April	(0.53)	0.88	(0.79)	2.97	0.26
May	2.44	2.51	(7.67)	(1.32)	(7.91)
June	2.18	(2.37)	3.65	(2.22)	(5.38)
July	(1.13)	5.09	0.95	(1.06)	6.48
August	4.31	(2.63)	2.34	(5.51)	(5.67)
September	(1.87)	3.68	2.23	(7.44)	9.33
October	2.80	3.96	(2.43)	11.84	4.31
November	2.63	3.42	1.41	(0.59)	1.14
December	(0.53)	2.91	(0.10)	(0.85)	5.89
Annual Rate of Return	10.65	30.69	13.38	(0.85)	11.22
*	Performance is net of commissions, exchange fees, regulatory fees, and management fees (0.75%).

Name of Trading Program: Large Cap Growth (Russell 1000 Growth) Composite

Inception of Trading: September 30, 2000

Number of Accounts Traded Pursuant to Program: 9

Total Assets Traded Pursuant to Program as of December 31, 2014: $533,190,736

Worst Monthly Drawdown: May 2010 (7.85%)

Worst Peak-to-Valley Drawdown: May ‘11 to September ‘11 (15.63%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	(3.42)	5.37	5.87	1.32	(4.69)
February	5.06	0.48	4.78	2.81	3.53
March	(1.33)	2.91	3.54	0.11	4.83
April	(0.53)	0.86	(0.79)	3.31	0.13
May	2.63	2.42	(7.46)	(1.02)	(7.85)
June	1.93	(2.57)	3.16	(2.11)	(5.00)
July	(1.02)	5.22	1.05	(0.81)	6.67
August	4.37	(2.32)	2.66	(5.32)	(5.30)
September	(1.79)	3.76	2.23	(7.28)	9.69
October	2.88	4.07	(2.93)	11.58	4.57
November	2.88	3.41	1.74	(0.53)	0.84
December	(0.78)	2.83	(0.42)	(1.35)	5.58
Annual Rate of Return	11.01	29.42	13.44	(0.49)	11.85
*	Performance is net of commissions, exchange fees, regulatory fees, and management fees (0.75%).

33

Name of Trading Program: Mid Cap Growth Composite

Inception of Trading: December 31, 1982

Number of Accounts Traded Pursuant to Program: 1

Total Assets Traded Pursuant to Program as of December 31, 2014: $178,241,947

Worst Monthly Drawdown: September 2011 (10.29%)

Worst Peak-to-Valley Drawdown: May ‘11 to September ‘11 (22.66%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	(3.48)	6.13	9.22	1.05	(4.37)
February	6.29	(0.98)	6.18	3.34	7.09
March	(1.53)	2.78	3.23	0.50	5.94
April	(1.61)	(0.39)	(0.59)	3.52	3.12
May	0.85	3.71	(8.04)	(0.52)	(6.66)
June	2.45	(2.23)	2.74	(2.13)	(6.11)
July	(3.03)	6.60	(2.05)	(3.94)	7.52
August	4.67	(1.34)	3.87	(7.82)	(5.01)
September	(3.19)	6.00	1.02	(10.29)	11.92
October	3.12	3.42	(1.48)	15.47	4.08
November	3.19	2.89	2.24	(1.17)	2.98
December	(0.98)	3.35	1.78	(2.39)	5.95
Annual Rate of Return	6.32	33.76	18.49	(6.41)	27.28
*	Performance is net of commissions, exchange fees, regulatory fees, and management fees (1.00%).

Name of Trading Program: Small Cap Growth Composite

Inception of Trading: July 1, 1994

Number of Accounts Traded Pursuant to Program: 6

Total Assets Traded Pursuant to Program as of December 31, 2014: $270,262,121

Worst Monthly Drawdown: September 2011 (10.16%)

Worst Peak-to-Valley Drawdown: May ‘11 to September ‘11 (21.48%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	(2.49)	6.09	8.07	2.00	(3.11)
February	4.91	(1.40)	5.23	6.52	5.01
March	(2.15)	3.28	3.14	1.10	6.52
April	(4.01)	(0.25)	(1.41)	3.22	4.06
May	(0.52)	3.71	(6.05)	(0.97)	(7.03)
June	4.30	(1.31)	1.87	(2.03)	(4.58)
July	(4.54)	7.70	(2.53)	(3.81)	5.78
August	5.28	(0.84)	3.21	(6.46)	(5.32)
September	(3.60)	6.69	1.60	(10.16)	13.12
October	4.22	2.28	(2.05)	14.69	1.82
November	1.21	2.87	2.30	(0.46)	3.12
December	0.34	3.12	1.09	(1.76)	7.06
Annual Rate of Return	2.23	36.35	14.56	(0.28)	27.42
*	Performance is net of commissions, exchange fees, regulatory fees, and management fees (1.00%).

Name of Trading Program: Dividend Growth Composite

Inception of Trading: December 31, 2003

Number of Accounts Traded Pursuant to Program: 16

Total Assets Traded Pursuant to Program as of December 31, 2014: $3,743,411,519

Worst Monthly Drawdown: September 2011 (7.39%)

Worst Peak-to-Valley Drawdown: May ‘11 to September ‘11 (15.76%)

34

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	(4.08)	6.07	4.45	2.12	(3.48)
February	3.94	1.54	2.99	2.87	2.87
March	1.72	3.55	2.60	0.45	5.10
April	0.14	1.75	(0.76)	3.44	1.14
May	2.04	1.40	(5.64)	(0.85)	(7.22)
June	2.44	(1.46)	3.98	(1.11)	(3.92)
July	(1.72)	4.16	1.84	(2.76)	7.50
August	4.15	(2.83)	1.61	(4.59)	(4.43)
September	(1.78)	2.61	2.35	(7.39)	9.31
October	2.55	3.65	(0.89)	11.55	3.65
November	2.35	3.03	0.50	0.55	0.22
December	0.11	2.24	0.41	0.59	6.58
Annual Rate of Return	12.14	28.57	13.83	3.74	16.98
*	Performance is net of commissions, exchange fees, regulatory fees, and management fees (0.75%).

Name of Trading Program: Concentrated Growth Composite

Inception of Trading: March 31, 1998

Number of Accounts Traded Pursuant to Program: 1

Total Assets Traded Pursuant to Program as of December 31, 2014: $34,950,883

Worst Monthly Drawdown: May 2010 (9.28%)

Worst Peak-to-Valley Drawdown: May ‘11 to September ‘11 (17.73%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	(4.20)	6.32	5.90	1.98	(3.85)
February	4.76	0.25	3.96	3.05	3.35
March	0.27	3.40	2.07	(0.48)	4.34
April	0.19	1.98	(0.67)	2.88	(0.78)
May	1.87	1.38	(7.97)	(1.32)	(9.28)
June	2.65	(2.99)	3.44	(2.34)	(5.76)
July	(1.95)	4.92	2.01	(1.11)	9.10
August	3.30	(3.37)	0.76	(5.38)	(4.84)
September	(2.36)	4.25	2.21	(8.76)	9.31
October	2.52	3.28	(1.67)	12.11	5.00
November	1.90	2.76	1.13	(0.99)	1.03
December	(0.90)	3.58	0.57	(2.25)	6.39
Annual Rate of Return	7.95	28.41	11.64	(3.95)	12.66
*	Performance is net of commissions, exchange fees, regulatory fees, and management fees (0.75%).

Name of Trading Program: Equity Special Objective Composite

Inception of Trading: December 31, 1995

Number of Accounts Traded Pursuant to Program: 2

Total Assets Traded Pursuant to Program as of December 31, 2014: $56,570,069

Worst Monthly Drawdown: January 2014 (7.48%)

Worst Peak-to-Valley Drawdown: May ‘10 to June ‘10 (10.14%)

35

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	(7.48)	4.00	1.13	(0.85)	0.03
February	6.67	2.73	6.85	0.34	1.76
March	(0.79)	4.99	1.80	(1.42)	3.15
April	2.67	2.34	(0.84)	0.72	2.17
May	(1.14)	(1.00)	(3.96)	1.13	(6.31)
June	1.91	(1.46)	3.04	(2.43)	(4.09)
July	0.06	4.50	3.33	4.04	4.78
August	1.82	(6.20)	1.54	(3.63)	(0.73)
September	(0.03)	1.90	2.25	(6.68)	7.67
October	1.07	2.49	(0.04)	9.35	1.78
November	7.34	0.73	0.74	(1.80)	3.27
December	(0.56)	0.40	(3.03)	(0.85)	4.39
Annual Rate of Return	11.27	15.93	13.09	(2.91)	18.45
*	Performance is net of commissions, exchange fees, regulatory fees, and management fees (1.10%).

Name of Trading Program: Balanced Composite

Inception of Trading: September 30, 1981

Number of Accounts Traded Pursuant to Program: 1

Total Assets Traded Pursuant to Program as of December 31, 2014: $16,935,640

Worst Monthly Drawdown: May 2010 (4.75%)

Worst Peak-to-Valley Drawdown: May ‘11 to September ‘11 (9.23%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	(1.94)	3.59	3.64	0.95	(1.84)
February	3.48	0.90	3.14	2.06	2.05
March	(0.62)	2.09	2.18	0.06	3.54
April	(0.02)	1.01	(0.08)	2.20	0.73
May	1.89	1.04	(4.48)	(0.34)	(4.75)
June	1.50	(2.00)	2.11	(1.46)	(2.60)
July	(0.76)	3.10	0.90	(0.32)	4.09
August	3.24	(1.84)	1.58	(3.27)	(2.79)
September	(1.42)	2.60	1.46	(4.14)	5.57
October	2.12	2.82	(1.35)	6.88	2.69
November	2.01	2.22	1.01	(0.10)	0.60
December	(0.26)	1.78	(0.10)	(0.19)	3.31
Annual Rate of Return	9.44	18.55	10.19	1.93	10.48
*	Performance is net of commissions, exchange fees, regulatory fees, and management fees (0.75%).

Name of Trading Program: EAFE+ Growth Composite

Inception of Trading: June 30, 1990

Number of Accounts Traded Pursuant to Program: 1

Total Assets Traded Pursuant to Program as of December 31, 2014: $16,281,345

Worst Monthly Drawdown: September 2011 (11.34%)

Worst Peak-to-Valley Drawdown: May ‘11 to September ‘11 (23.90%)

36

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	(5.34)	3.75	6.23	1.74	(4.36)
February	5.56	(1.46)	4.70	2.91	0.96
March	(0.26)	1.30	0.04	(1.09)	6.50
April	(0.17)	4.09	0.50	6.27	(2.40)
May	1.48	(1.29)	(10.51)	(2.98)	(11.15)
June	1.48	(3.19)	5.60	(1.06)	(1.42)
July	(2.97)	5.20	0.94	(2.00)	9.21
August	0.54	(1.32)	2.09	(8.75)	(4.23)
September	(3.63)	6.10	2.77	(11.34)	9.80
October	(0.67)	2.12	1.04	11.09	3.47
November	0.60	0.35	3.03	(2.19)	(3.52)
December	(2.87)	1.90	2.54	(1.54)	6.91
Annual Rate of Return	(6.52)	18.51	19.46	(10.39)	7.76
*	Performance is net of commissions, exchange fees, regulatory fees, and management fees (0.80%).

Name of Trading Program: Pacific Basin Growth Composite

Inception of Trading: June 30, 2003

Number of Accounts Traded Pursuant to Program: 1

Total Assets Traded Pursuant to Program as of December 31, 2014: $7,826,757

Worst Monthly Drawdown: May 2012 (10.83%)

Worst Peak-to-Valley Drawdown: May ‘11 to September ‘11 (21.52%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	(5.45)	2.32	7.27	(1.18)	(4.48)
February	2.67	(0.32)	5.02	(0.37)	1.62
March	(0.49)	0.06	(1.19)	0.65	6.35
April	(0.40)	5.17	0.98	3.88	0.49
May	2.95	(2.78)	(10.83)	(2.84)	(9.52)
June	2.41	(3.34)	3.25	(1.18)	(0.61)
July	1.10	2.38	(0.34)	0.40	6.90
August	1.84	(2.17)	0.03	(8.82)	(2.46)
September	(5.15)	6.69	4.78	(10.71)	10.61
October	0.26	2.48	(0.01)	9.75	2.31
November	(0.78)	1.07	3.20	(3.81)	(0.03)
December	(3.60)	0.57	3.37	(2.12)	5.22
Annual Rate of Return	(5.01)	12.25	15.31	(16.52)	15.80
*	Performance is net of commissions, exchange fees, regulatory fees, and management fees (0.90%).

Name of Trading Program: Global Growth Composite

Inception of Trading: June 30, 1989

Number of Accounts Traded Pursuant to Program: 1

Total Assets Traded Pursuant to Program as of December 31, 2014: $17,510,348

Worst Monthly Drawdown: May 2010 (9.18%)

Worst Peak-to-Valley Drawdown: May ‘11 to September ‘11 (19.29%)

37

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	(4.68)	5.36	5.45	1.55	(4.40)
February	4.51	0.29	3.46	3.11	1.90
March	0.80	2.43	1.63	0.15	5.62
April	0.77	2.36	(0.60)	4.04	(0.59)
May	1.55	0.18	(7.76)	(2.25)	(9.18)
June	1.37	(2.92)	4.47	(1.16)	(3.70)
July	(2.20)	5.07	2.24	(2.07)	8.44
August	2.88	(2.38)	1.90	(6.19)	(5.18)
September	(2.40)	3.18	2.02	(9.07)	9.57
October	1.74	2.77	(0.37)	11.66	3.98
November	1.92	1.82	1.13	(0.98)	(1.71)
December	(1.12)	2.22	0.98	(0.20)	6.94
Annual Rate of Return	4.89	21.94	14.86	(2.83)	10.13
*	Performance is net of commissions, exchange fees, regulatory fees, and management fees (0.80%).

Name of Trading Program: Developing Market Growth Composite

Inception of Trading: June 30, 1994

Number of Accounts Traded Pursuant to Program: 1

Total Assets Traded Pursuant to Program as of December 31, 2014: $9,485,486

Worst Monthly Drawdown: September 2011 (14.37%)

Worst Peak-to-Valley Drawdown: May ‘11 to September ‘11 (23.34%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	(7.33)	2.38	8.41	(3.50)	(7.89)
February	5.13	(2.21)	3.97	(0.08)	2.44
March	1.48	(1.36)	(1.27)	3.28	7.24
April	(0.29)	1.07	(0.12)	2.59	(0.35)
May	1.88	(1.61)	(12.67)	(2.22)	(9.76)
June	2.35	(6.41)	4.01	(1.53)	(1.43)
July	1.52	2.32	(0.40)	(0.36)	9.31
August	3.91	(1.82)	0.09	(6.68)	(3.09)
September	(8.53)	7.22	5.69	(14.37)	10.70
October	0.12	3.62	(0.17)	13.30	3.64
November	(1.17)	(0.66)	0.31	(3.33)	(2.15)
December	(4.48)	(0.18)	5.00	(3.05)	7.84
Annual Rate of Return	(6.23)	1.73	11.84	(16.84)	15.02
*	Performance is net of commissions, exchange fees, regulatory fees, and management fees (0.90%).

Name of Trading Program: International Growth Composite

Inception of Trading: December 31, 1991

Number of Accounts Traded Pursuant to Program: 1

Total Assets Traded Pursuant to Program as of December 31, 2014: $21,185,128

Worst Monthly Drawdown: May 2010 (11.36%)

Worst Peak-to-Valley Drawdown: May ‘11 to September ‘11 (23.88%)

38

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	(5.27)	3.91	5.97	1.95	(4.43)
February	5.30	(1.49)	4.73	3.09	0.96
March	(0.10)	1.18	0.03	(0.98)	6.57
April	(0.22)	4.14	0.60	6.47	(2.21)
May	1.39	(1.07)	(10.52)	(3.22)	(11.36)
June	1.44	(3.31)	5.57	(1.12)	(1.44)
July	(2.86)	5.11	1.11	(2.16)	9.59
August	0.44	(1.43)	2.03	(8.58)	(4.35)
September	(3.62)	6.04	2.72	(11.06)	10.14
October	(0.70)	2.15	1.01	11.08	3.35
November	0.66	1.95	2.94	(2.63)	(3.40)
December	(2.89)	1.95	2.38	(1.08)	7.08
Annual Rate of Return	(6.65)	20.34	19.00	(9.76)	8.42
*	Performance is net of commissions, exchange fees, regulatory fees, and management fees (0.80%).

Name of Trading Program: Global Dividend Growth Composite

Inception of Trading: June 30, 2006

Number of Accounts Traded Pursuant to Program: 7

Total Assets Traded Pursuant to Program as of December 31, 2014: $172,856,005

Worst Monthly Drawdown: September 2011 (8.84%)

Worst Peak-to-Valley Drawdown: May ‘11 to September ‘11 (18.54%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)	2013(%)	2012(%)	2011(%)	2010(%)
January	(4.72)	5.28	4.87	1.63	(3.83)
February	4.40	0.41	3.30	3.25	1.87
March	0.93	2.69	1.71	0.06	5.59
April	0.90	2.47	(0.51)	4.30	(0.72)
May	1.64	0.20	(7.54)	(1.80)	(8.67)
June	1.54	(2.64)	4.68	(1.16)	(3.28)
July	(2.07)	4.81	2.05	(2.32)	8.27
August	3.04	(2.44)	1.87	(5.76)	(4.24)
September	(2.40)	3.01	2.04	(8.84)	9.26
October	2.04	2.83	(0.46)	11.38	3.64
November	1.97	1.90	0.87	(0.49)	(1.49)
December	(1.22)	2.09	0.79	(0.17)	6.89
Annual Rate of Return	5.84	22.26	13.89	(1.30)	12.15
*	Performance is net of commissions, exchange fees, regulatory fees, and management fees (0.80%).

39

The Fund’s Service Providers

Administrator, Custodian, Fund Accountant, and Transfer Agent

U.S. Bank, a national banking association, with its principal office in Milwaukee, Wisconsin, provides custody and fund accounting to the Trust and Fund. Its affiliate, U.S. Bancorp Fund Services, is the transfer agent (“Transfer Agent”) for Fund shares and administrator for the Fund (“Administrator”). It performs certain administrative and accounting services for the Fund and prepares certain SEC, NFA and CFTC reports on behalf of the Fund. (U.S. Bank and U.S. Bancorp Fund Services are referred to collectively hereinafter as “U.S. Bank”).

For the first year of services, the Fund has agreed to pay U.S. Bank 0.05% of assets under management (“AUM”), with a $45,000 minimum annual fee payable for its administrative, accounting and transfer agent services and 0.01% of AUM, with a minimum of $4,800 for custody services.

Delaware Trustee

Wilmington Trust, N.A. (the ”Trustee“) serves as the Trust’s corporate trustee as required under the Delaware Statutory Trust Act (”DSTA“). The Trustee will receive $2,500 for the first year of its services.

The Trustee is the sole trustee of the Trust. The rights and duties of the Trustee and the Sponsor with respect to the offering of the Shares and Fund management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor or the shareholders of any Fund. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Sponsor.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Sponsor has the discretion to replace the Trustee.

Only the assets of the Trust and the Sponsor are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor. The shareholders have no voice in the day to day management of the business and operations of the Funds and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Funds and the Trust, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors and retain such persons, including affiliates of the Sponsor, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.

Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

Distributor

The Fund has contracted with Esposito Securities LLC (the “Distributor”) to provide statutory and wholesaling distribution services, which is further discussed under “What is the Plan of Distribution?” in the Statement of Additional Information. The Fund pays Esposito Securities an annual fee for such distribution services, which for the first year will equal 0.02% of assets under management (“AUM”) (declining if the Fund’s AUM increases above $250,000,000), with a minimum of $15,000 payable annually. In no event will the aggregate compensation paid to the Distributor and any affiliate of the Sponsor for distribution-related services in connection with the offering of shares exceed ten percent (10%) of the gross proceeds of the offering. The Distributor’s principal business address is 300 Crescent Court, Suite 650, Dallas, Texas 75201.

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Futures Commission Merchant

Newedge USA LLC serves as the Fund’s futures commission merchant (“FCM”). The Fund estimates that it will pay 0.118% of the Fund’s NAV in brokerage fees during the first year of its operations for execution and clearing services on behalf of the Fund. Such brokerage fees are not included in the Fund’s Other Fees and Expenses discussed below.

Newedge USA is headquartered at 550 W. Jackson, Suite 500, Chicago, IL 60661 with branch offices in New York, New York; Cypress, Texas (futures only); Santa Monica, California (securities only) and Montreal, Canada (futures only).

Prior to January 2, 2008, Newedge USA was known as Fimat USA, LLC. On September 1, 2008, Newedge USA merged with future commission merchant and broker dealer Newedge Financial Inc. (“NFI”) – formerly known as Calyon Financial Inc. Newedge USA was the surviving entity.

In February 2011, Newedge USA settled, without admitting or denying the allegations, a disciplinary action brought by the CFTC alleging that Newedge USA exceeded speculative limits in the October 2009 live cattle futures contract on the Chicago Mercantile Exchange and failed to provide accurate and timely reports to the CFTC regarding their larger trader positions. Newedge USA paid a $140,000 civil penalty and disgorgement value of $80,910 to settle this matter. In addition, the CFTC Order required Newedge USA to implement and maintain a program designed to prevent and detect reporting violations of the Commodity Exchange Act and CFTC regulations.

In January 2012, Newedge USA settled, without admitting or denying the allegations, a disciplinary action brought by the CFTC alleging that Newedge USA failed to file accurate and timely reports to the CFTC and failed to report certain large trader information to the CFTC. Newedge USA paid a $700,000 civil penalty to settle this matter. In addition, the CFTC Order required Newedge USA to timely submit accurate position reports and notices, and to implement and maintain procedures to prevent and detect reporting violations of the Commodity Exchange Act and CFTC regulations.

In July 2013, Newedge USA settled, without admitting or denying the allegations, a matter brought by FINRA, on its behalf and on behalf of NYSE/NYSE ARCA, BATS and NASDAQ exchanges, involving rules and regulations pertaining to supervision of equities direct market access and sponsored access business, Regulation SHO and books and records retention. In connection with this matter, Newedge USA paid a fine of $9,500,000. In addition, Newedge USA agreed to retain an independent consultant to review its policies, systems, procedures and training relating to these areas and to implement the recommendation of such consultant based on its review and written reports.

Other than the foregoing proceedings, which did not have a material adverse effect upon the financial condition of Newedge USA, there have been no material administrative, civil or criminal actions brought, pending or concluded against Newedge USA or its principals in the past five years.

Neither Newedge USA nor any affiliate, officer, director or employee thereof have passed on the merits of this prospectus or offering, or give any guarantee as to the performance or any other aspect of the Fund.

Newedge is not affiliated with the Fund or the Sponsor. Therefore, the Sponsor and the Fund do not believe that the Fund has any conflicts of interest with Newedge or its trading principals arising from their acting as the Fund’s FCM.

Other Fees and Expenses

The Fund will be responsible for its Other Expenses, including professional services (e.g., outside auditor’s fees and legal fees and expenses), shareholder tax return preparation, regulatory compliance, and other services provided by affiliated and non-affiliated service providers. The amount of such Other Expenses is estimated to be 1.0% annually through February 1, 2016 due to the Sponsor’s agreement to reimburse the Fund for its Other Expenses which together with the Management Fee exceed a certain amount as discussed below. After such date, the expense limitation may be terminated and the Fund’s Other Expenses could be higher.

The Fund’s Fees and Expenses

This table describes the net fees and expenses that you may pay if you buy and hold Shares of the Fund. You should note that you may pay brokerage commissions on purchases and sales of the Fund’s Shares, which are not reflected in the table; however, the Fund’s brokerage fees and commissions are included (those costs associated with rolling futures). Authorized Participant will pay applicable creation and redemption fees. See “Creation and Redemption of Shares-Creation and Redemption Transaction Fee,” page 62.

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment) (1)

Management Fee	0.50%
Maximum Other Expenses	1.00%
Maximum Total Annual Fund Expenses	1.50	%(1)

(1) The Sponsor has contractually agreed to waive the Management Fee and/or reimburse the Fund for its Other Expenses (which term excludes brokerage fees, interest expenses, and extraordinary expenses) to cap Total Annual Fund Expenses at 1.50% through February 1, 2016. After that date, the expense limitation may be terminated and Fund shareholders may incur expenses higher than 1.50% annually. It cannot be predicted with any certainty what such expenses could be. As the Fund‘s assets increase, Other Expenses may decrease as a percentage of the Fund‘s assets. Above a certain size the Other Expenses may be less than 1.00%. The Fund may also be responsible for certain non-recurring or extraordinary fee and expenses.

Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical initial investment in a single share of the Fund to equal the amount invested twelve months after the investment was made. For purposes of this breakeven analysis, an initial selling price of $25.00 per share which will be the selling price of the shares sold in the initial Creation Basket was assumed. This breakeven analysis refers to the redemption of baskets by Authorized Participants and is not related to any gains an individual investor would have to achieve in order to break even. The breakeven analysis is an approximation only.

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Assumed initial selling price per Share	$25.00

Management Fee (0.50%)(1)	$0.13

Creation Basket Fee(2)	$0.02

Estimated Brokerage Fee (0.118%)(3)	$0.03

Rebalancing Costs (0.01%)	$0.003

Other Expenses (1.0%)(1)(4)	$0.25

Interest Income (.02%)(5)	$(0.01)

Amount of trading income required for the Fund’s NAV to break even	$0.42

Percentage of initial selling price per share	1.68%

(1)	The Sponsor has contractually agreed to waive its management fee and/or reimburse the Fund for its expenses (excluding brokerage fees, interest expenses, and extraordinary expenses) to cap Total Annual Fund Expenses at 1.50% per annum through February 1, 2016. After that date, the expense limitation may be terminated and Fund shareholders may incur expenses higher than 1.50% annually. It cannot be predicted with any certainty what such expenses could be. The Fund may also be responsible for certain non-recurring or extraordinary fee and expenses.
(2)	Authorized Participants are required to pay a Creation Basket fee of $500 for each order they place to create one or more baskets. An order must be at least one basket, which is 25,000 shares. This breakeven analysis assumes a hypothetical investment in a single share so the Creation Basket fee is $0.02 (500/25,000).
(3)	This amount is based on estimated brokerage fees for the Fund calculated on an annualized basis.
(4)	Other Expenses are based on estimated amounts for the current fiscal year including the Sponsor’s contractual agreement to waive its management fee and/or reimburse the Fund for its expenses (excluding brokerage fees, interest expenses, and extraordinary expenses) to cap Total Annual Fund Expenses at 1.50%, see note 1 above. The Sponsor has paid all of the expenses related to the organization and offering of the shares in this prospectus.
(5)	The Fund earns interest on funds it deposits with the futures commission merchant and the custodian and it estimates that the interest rate will be 0.02% based on the interest rate on three-month Treasury Bills as of November, 2014. The actual rate may vary and not all assets of the Fund will earn interest.

Conflicts of Interest

There are present and potential future conflicts of interest in the Fund’s structure and operation you should consider before you purchase shares. The Sponsor and Sit will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor or Sit is not able to resolve these conflicts of interest adequately, it may impact the Fund’s ability to achieve its investment objectives. The Fund, the Sponsor and Sit may have inherent conflicts to the extent the Sponsor attempts to maintain the Fund’s asset size in order to preserve its fee income.

The Sponsor’s and Sit’s officers, directors and employees, do not devote their time exclusively to the Fund. These persons are directors, officers or employees of other entities which may compete with the Fund for their services. They could have a conflict between their responsibilities to the Fund and to those other entities. The Sponsor and Sit believe that they have sufficient personnel, time, and working capital to discharge their responsibilities in a fair manner and that these persons’ conflicts should not impair their ability to provide services to the Fund. The Sponsor and its principals will not invest in futures for their proprietary accounts. Sit and its principals may trade futures on behalf of their own accounts, other clients accounts, and private funds, including such other parties in which Sit may have an interest. Sit and its principals will not have any obligation to shareholders to make available any information regarding other trading activities, strategies, or transactions by Sit or its principals.

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The Sponsor has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Security holders have limited voting control, which will limit their ability to influence matters such as amendment of the Declaration of Trust, change in the Fund’s basic investment policy, dissolution of the Fund, or the sale or distribution of the Fund’s assets.

The previous risk factors and conflicts of interest are complete as of the date of this prospectus; however, additional risks and conflicts may occur which are not presently foreseen by the Sponsor. You may not construe this prospectus as legal or tax advice. Before making an investment in this fund, you should read this entire prospectus, including the Declaration of Trust which can be found on the Fund’s website at www.risingratefund.com. You should also consult with your personal legal, tax, and other professional advisors.

Security Ownership of Certain Beneficial Owners and Management

The Sponsor owns 40 shares of the Fund. As of the date of this Prospectus, none of its principals has an ownership or beneficial interest in the Fund.

Sit Fixed Income Advisors II, LLC, located at 3300 IDS Certer, 80 South Eighth Street, Minneapolis, MN, owns 200,000 shares representing more than 99% of the beneficial ownership on the date of this Prospectus.

Related Party Transactions

There have been no related party transactions in the past year in excess of $120,000 nor are any related party transactions proposed. Further, the Fund has not been involved in any related party transactions. As noted above, Sit Fixed Income Advisors II, LLC acquired an interest in the Fund. Sit was not a related party by serving as commodity trading advisor, but acquired such status upon its initial purchase of Fund shares.

Interests of Named Experts and Counsel

The Sponsor employed Reed Smith LLP to assist in preparing this prospectus. Neither the law firm nor any other expert hired by the Fund to give advice on the preparation of this offering document has been hired on a contingent fee basis. Nor does any such party have any present or future expectation of interest in the Sponsor, Distributor, Authorized Participants, Custodian, Administrator or other service providers to the Fund.

Fiduciary and Regulatory Duties of the Sponsor

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the shares, are deemed to consent).

Additionally, under the terms of the Trust Agreement, the Sponsor is required to:

(i) Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust;

(ii) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

(iii) Retain independent public accountants to audit the accounts of the Trust;

(iv) Employ attorneys to represent the Trust;

(v) Select the Trust’s Trustee, Administrator, Transfer Agent, Custodian and Commodity Broker, and any other service provider;

(vi) Use its best efforts to maintain the status of the Trust as a “statutory trust” for state law purposes and as a “partnership” for U.S. federal income tax purposes;

(vii) Monitor the brokerage fees charged to the Trust, and the services rendered by futures commission merchants to the Trust, to determine whether the fees paid by, and the services rendered to,

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the Trust for futures brokerage are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the brokerage fee structure to obtain such rates and services for the Trust;

(viii) Have fiduciary responsibility for the safekeeping and use of the Trust, whether or not in the Sponsor’s immediate possession or control, and the Sponsor will not employ or permit others to employ such funds or in any manner except for the benefit of the Trust, including, among other things, the utilization of any portion of the Trust Estate as compensating balances for the exclusive benefit of the Sponsor. The Sponsor shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest;

(ix) Interact with the Depository as required;

(x) Delegate those of its duties hereunder as it shall determine from time to time to the Administrator or Distributor, as applicable;

(xi) Perform such other services as the Sponsor believes that the Trust may from time to time require;

(xii) In its sole discretion, cause the Trust to do one or more of the following: to make, refrain from making, or once having made, to revoke, the election referred to in Section 754 of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof; and

In its sole discretion, cause the Trust to do one or more of the following: to make, refrain from making, or once having made, to revoke the election by a qualified fund under Code Section 988(c)(1)(E)(iii)(V), and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

The Sponsor shall have no liability to the Trust or to any shareholder for any loss suffered by the Trust which arises out of any action or inaction of the Sponsor if the Sponsor, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute fraud, gross negligence, bad faith, or willful misconduct of the Sponsor. Subject to the foregoing, the Sponsor shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any shareholder or assignee thereof. The Sponsor shall not be liable for the conduct or misconduct of any Administrator or other delegatee selected by the Sponsor with reasonable care.

Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the Sponsor (a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Management; Voting by Shareholders

The shareholders of the Fund take no part in the management or control, and have no voice in the Trust’s operations or business.

The Sponsor has the right unilaterally to amend the Trust Agreement as it applies to the Trust provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

Meetings

Meetings of the Trust’s shareholders may be called by the Sponsor and may be called by it upon the written request of shareholders holding at least 50% of the outstanding shares of the Trust or the Fund, as applicable. The Sponsor shall deposit in the United States mail or electronically transmit written notice to all shareholders of the Fund of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. Where the meeting is called upon the written request of the shareholders such written notice shall be mailed or transmitted not more than 45 days after such written request for a meeting was received by the Sponsor. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting. shareholders may vote in person or by proxy at any such meeting.

Any action required or permitted to be taken by shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any shareholder to any action of the Trust, the Fund or any shareholder, as contemplated by the Trust Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each shareholder given in the manner provided in accordance with the Trust Agreement. Without written objection by the shareholder, in accordance with the Trust Agreement, any vote or consent solicited may be deemed cast or granted, respectively. The Sponsor and all parties dealing with the Trust may act in reliance on such deemed activity.

Liability and Indemnification

The Sponsor will be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the Trust. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Code by or against the Sponsor.

Notwithstanding the provisions above, the Sponsor and any broker-dealer for the Trust will not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have

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been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor will be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a third party who is not a shareholder or the legal action is initiated by a shareholder and a court of competent jurisdiction specifically approves such advance; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under this Section.

Termination Events

The Trust will dissolve at any time upon the happening of any of the following events:

•	The filing of a certificate of dissolution or revocation of the Sponsor’s charter (and the expiration of 90 days after the date of notice to the Sponsor of revocation without a reinstatement of its charter) or upon written notice by the Sponsor of its withdrawal as Sponsor, unless (i) at the time there is at least one remaining Sponsor and that remaining Sponsor carries on the business of the Trust or (ii) within 90 days of such event of withdrawal all the remaining shareholders agree in writing to continue the business of the Trust and to select, effective as of the date of such event, one or more successor Sponsors. If the Trust is terminated as the result of an event of withdrawal and a failure of all remaining shareholders to continue the business of the Trust and to appoint a successor Sponsor as provided above within 120 days of such event of withdrawal, shareholders holding shares representing at least a majority (over 50%) of the net asset value (not including shares held by the Sponsor and its affiliates) may elect to continue the business of the Trust by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Trust Agreement. Any such election must also provide for the election of a Sponsor to the reconstituted trust. If such an election is made, all shareholders of the Trust shall be bound thereby and continue as shareholders of the reconstituted trust.

•	The occurrence of any event which would make unlawful the continued existence of the Trust.

•	In the event of the suspension, revocation or termination of the Sponsor’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining Sponsor whose registration or membership has not been suspended, revoked or terminated).

•	The Trust becomes insolvent or bankrupt.

•	The shareholders holding shares representing at least seventy-five percent (75%) of the net asset value (which excludes the shares of the Sponsor) vote to dissolve the Fund, notice of which is sent to the Sponsor not less than ninety (90) business days prior to the effective date of termination.

•	The determination of the Sponsor that the aggregate net assets of the Fund in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust.

•	The Trust is required to be registered as an investment company under the Investment Company Act of 1940.

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

Provisions of Law

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor is determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the Fund and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Fund.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Fund may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

Provisions of the 1933 Act and NASAA Guidelines

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to the Sponsor or its directors, officers, or persons controlling the Trust and the Fund, the Sponsor has been informed that SEC and the various State administrators believe that such indemnification is against public policy as expressed in the 1933 Act and the North American Securities Administrators Association, Inc. (“NASAA”) commodity pool guidelines and is therefore unenforceable.

Books and Records

The books and records of the Fund may be made available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders of the Fund or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of the Fund upon reasonable advance

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notice during regular business hours at the office of the Sponsor. The Sponsor will maintain and preserve the books and records of each Fund for a period of not less than six years.

Statements, Filings, and Reports

The Trust will furnish to DTC Participants for distribution to shareholders annual reports (as of the end of each fiscal year) for the Fund as are required to be provided to shareholders by the CFTC and the NFA. These annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor. The Trust will also post monthly reports to the Fund’s website (www.risingratefund.com). These monthly reports will contain certain unaudited financial information regarding the Fund, including the Fund’s NAV. The Sponsor will furnish to the shareholders other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate. In addition, under SEC rules the Trust will be required to file quarterly and annual reports for the Fund with the SEC, which need not be sent to shareholders but will be publicly available through the SEC. The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on the Fund’s website www.risingratefund.com.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws, federal commodities laws, and laws of any other jurisdiction as the Sponsor may select. The Sponsor is responsible for preparing all required reports, but has entered into an agreement with the Administrator to prepare these reports on the Trust’s behalf.

The accountants’ report on its audit of the Fund’s financial statements will be furnished by the Trust to shareholders upon request. The Trust will make such elections, file such tax returns, and prepare, disseminate and file such tax reports for the Fund, as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation.

Emerging Growth Company Status

The Fund is an “emerging growth company” as defined under the JOBS Act. The Fund will remain an “emerging growth company” for up to five years, or until the earliest of:

•	the last day of the first fiscal year in which its total annual gross revenues exceed $1 billion,
•	the date that it becomes a “large accelerated filer” as defined in Rule 12b-2 under Exchange Act, which would occur if the market value of its shares that are held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter, or
•	the date on which it has issued more than $1 billion in non-convertible debt during the preceding three year period.

As an “emerging growth company,” the Fund may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act as long as it is a “non-accelerated filer,” which includes issuers that had a public float of less than $75 million as of the last business day of their most recently completed second fiscal quarter, issuers that have not been subject to the requirements of Section 13(a) or 15(d) of the Exchange Act for a period of at least 12 calendar months and issuers that have not filed at least one annual report pursuant thereto.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Under this provision, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

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However, the Fund is choosing to “opt out” of such extended transition period and, as a result, will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that this decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Fiscal Year

The fiscal year of the Fund is July 1 to June 30. The Sponsor may select an alternate fiscal year.

Governing Law; Consent to Delaware Jurisdiction

The rights of the Sponsor, the Fund, DTC (as registered owner of the Fund’s global certificate for shares) and the shareholders, are governed by the laws of the State of Delaware. The Sponsor, the Fund, DTC, and by accepting shares, each DTC Participant and each shareholder, consent to the jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Fund.

Legal Matters

Litigation and Claims

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, underwriter, or any principal or affiliate of either of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Reed Smith LLP is counsel to advise the Fund, the Trust and the Sponsor with respect to the shares being offered hereby and has passed upon the validity of the shares being issued hereunder. Reed Smith LLP has also provided the Sponsor with its opinion with respect to federal income tax matters addressed herein.

Experts

WithumSmith+Brown, P.C. an independent registered public accounting firm, has audited the financial statements of the Fund and the Sponsor.

U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of shares in the Fund, and the U.S. federal income tax treatment of the Fund, as of the date hereof. This discussion is applicable to a beneficial owner of shares who purchases shares in the offering to which this prospectus relates, including a beneficial owner who purchases shares from an Authorized Participant. Except where noted otherwise, it deals only with shares held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, persons holding shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for federal income tax purposes, traders in securities or commodities that elect to use a mark-to-market method of accounting, or holders of shares whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code , as amended, and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below.

Persons considering the purchase, ownership or disposition of shares should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction. As used

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herein, a “U.S. shareholder” of a share means a beneficial owner of a share that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. shareholder” is a holder that is not a U.S. shareholder. If a partnership holds our shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our shares, you should consult your own tax advisor regarding the tax consequences.

The Sponsor, on behalf of the Fund, has received the opinion of Reed Smith LLP, counsel to the Fund, that the material U.S. federal income tax consequences to the Fund and to U.S. shareholders and Non-U.S. shareholders will be as described below. In rendering its opinion, Reed Smith LLP has relied on the facts described in this prospectus as well as certain factual representations made by the Fund and the Sponsor. The opinion of Reed Smith LLP is not binding on the IRS, and as a result, the IRS may not agree with the tax positions taken by the Fund. If challenged by the IRS, the Fund’s tax positions might not be sustained by the courts. No ruling has been requested from the IRS with respect to any matter affecting the Fund or prospective investors.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR AS TO HOW U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE FUND. APPLY TO YOU AND AS TO HOW THE APPLICABLE STATE, LOCAL OR FOREIGN TAXES APPLY TO YOU.

Tax Status of the Fund

The Fund is organized and operated as a statutory trust in accordance with the provisions of the Trust Agreement and Delaware law. As a statutory trust, the Fund will be taxable as a partnership unless it elects to be taxable as a corporation under current tax law. The Fund does not intend to elect to be taxable as a corporation. Even if the Fund doesn’t elect to be taxed as a corporation, under the Code, an entity classified as a partnership that is deemed to be a “publicly traded partnership” is generally taxable as a corporation for federal income tax purposes. The Code provides an exception to this general rule for a publicly traded partnership whose gross income for each taxable year of its existence consists of at least 90% “qualifying income” (“qualifying income exception”). For this purpose, section 7704 defines “qualifying income” as including, in pertinent part, interest (other than from a financial business), dividends and gains from the sale or disposition of capital assets held for the production of interest or dividends. In addition, in the case of a partnership a principal activity of which is the buying and selling of commodities (other than as inventory) or of futures, forwards and options with respect to commodities, “qualifying income” includes income and gains from such commodities and futures, forwards and options with respect to commodities. The Fund and the Sponsor have represented the following to Reed Smith LLP:

•	At least 90% of the Fund’s gross income for each taxable year will constitute “qualifying income” within the meaning of Code section 7704 (as described above);
•	the Fund is organized and operated in accordance with its governing agreements and applicable law;
•	the Fund has not elected, and will not elect, to be classified as a corporation for U.S. federal income tax purposes.
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Based in part on these representations, Reed Smith LLP is of the opinion that the Fund classifies as a partnership for federal income tax purposes and that it is not taxable as a corporation for such purposes.

If the Fund failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, the Fund would be taxable as a corporation for federal income tax purposes and would pay federal income tax on its income at regular corporate rates. In that event, shareholders would not report their share of the Fund’s income or loss on their returns.

In addition, distributions to shareholders would be treated as dividends to the extent of the Fund’s current and accumulated earnings and profits. To the extent a distribution exceeded the Fund’s earnings and profits, the distribution would be treated as a return of capital to the extent of a shareholder’s basis in its shares, and thereafter as gain from the sale of shares. Accordingly, if the Fund were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Fund and on the value of the shares.

The remainder of this summary assumes that the Fund is classified as a partnership for federal income tax purposes and that it is not taxable as a corporation.

U.S. Shareholders

Tax Consequences of Ownership of Shares

Taxation of the Fund’s Income. No U.S. federal income tax is paid by the Fund on its income. Instead, the Fund files annual information returns, and each U.S. shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss and deduction of the Fund. For example, shareholders must take into account their share of ordinary income realized by the Fund from accruals of interest on U.S. Treasuries and other investments, and their share of gain from Treasury Interests. These items must be reported without regard to the amount (if any) of cash or property the shareholder receives as a distribution from the Fund during the taxable year. Consequently, a shareholder may be allocated income or gain by the Fund but receive no cash distribution with which to pay its tax liability resulting from the allocation, or may receive a distribution that is insufficient to pay such liability. Because the Sponsor currently does not intend to make distributions, it is likely that in any year the Fund realizes net income and/or gain that a U.S. shareholder will be required to pay taxes on its allocable share of such income or gain from sources other than the Fund distributions. In addition, for taxable years beginning after December 31, 2012, individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Also included as income subject to the additional 3.8% tax is income from businesses involved in the trading of financial instruments or commodities.

Allocations of the Fund’s Profit and Loss. Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.”

An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by taking into account all facts and circumstances relating to the economic arrangements among the partners.

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In general, the Fund applies a monthly closing-of-the-books convention in determining allocations of economic profit or loss to shareholders. Income, gain, loss and deduction are determined on a monthly “mark-to-market” basis, taking into account our accrued income and deductions and realized and unrealized gains and losses for the month. These items are allocated among the holders of shares in proportion to the number of shares owned by them as of the close of business on the last business day of the month. Items of taxable income, deduction, gain, loss and credit recognized by the Fund for federal income tax purposes for any taxable year are allocated among holders in a manner that equitably reflects the allocation of economic profit or loss. The Fund has made the election permitted by section 754 of the Code, which election is irrevocable without the consent of the Service. The effect of this election is that when a secondary market sale of our shares occurs, we adjust the purchaser’s proportionate share of the tax basis of our assets to fair market value, as reflected in the price paid for the shares, as if the purchaser had directly acquired an interest in our assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax bases of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest. Depending on the price paid for shares and the tax bases of the Fund’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of shares may be favorable or unfavorable.

The Fund applies certain conventions in determining and allocating items for tax purposes in order to reduce the complexity and costs of administration. The Sponsor believes that application of these conventions is consistent with the intent of the partnership provisions of the Code, and that the resulting allocations will have substantial economic effect or otherwise are respected as being in accordance with shareholders’ interests in the Fund for federal income tax purposes. The Code and existing Treasury Regulations do not expressly permit adoption of these conventions although the monthly allocation convention described above is consistent with a semi-monthly method permitted under recently proposed Treasury Regulations, as well as the legislative history for the provisions that requires allocations to appropriately reflect changes in ownership interest. It is possible that the IRS could successfully challenge this method and require a shareholder to report a greater or lesser share of items of income, gain, loss, deduction, or credit than if our method were respected. The Sponsor is authorized to revise our allocation method to conform to any method permitted under future Treasury Regulations.

The assumptions and conventions used in making tax allocations may cause a shareholder to be allocated more or less income or loss for federal income tax purposes than its proportionate share of the economic income or loss realized by the Fund during the period it held its shares. This “mismatch” between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the shares are sold, but could be permanent. For example, a shareholder could be allocated income accruing before it purchased its shares, resulting in an increase in the basis of the shares (see “Tax Basis of Shares,” below). On a subsequent disposition of the shares, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses,” below).

Mark to Market of Certain Exchange-Traded Contracts. For federal income tax purposes, the Fund generally is required to use a “mark-to-market” method of accounting under which unrealized gains and losses on instruments constituting “section 1256 contracts” are recognized currently. A section 1256 contract is defined as: (1) a futures contract that is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury, and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; (2) a forward contract on exchange-traded foreign currencies, where the contracts are traded in the interbank market; (3) a non-equity option traded on or subject to the rules of a qualified board or exchange; (4) a dealer equity option; or (5) a dealer securities futures contract.

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Under these rules, section 1256 contracts held by the Fund at the end of each taxable year, including for example futures contracts and options on futures contracts traded on a U.S. exchange or board of trade or certain foreign exchanges, are treated as if they were sold by the Fund for their fair market value on the last business day of the taxable year. A shareholder’s distributive share of the Fund’s net gain or loss with respect to each section 1256 contract generally is treated as long-term capital gain or loss to the extent of 60 percent thereof, and as short-term capital gain or loss to the extent of 40 percent thereof, without regard to the actual holding period.

Many of the Fund’s Futures Contracts and some of their other commodity interests will qualify as “section 1256 contracts” under the Code. Gain or loss recognized through disposition, termination or marking-to-market of the Fund’s section 1256 contracts will be subject to 60/ 40 treatment and allocated to shareholders in accordance with the monthly allocation convention. Under recently enacted legislation, cleared swaps and other commodity swaps will most likely not qualify as section 1256 contracts. If a commodity swap is not treated as a section 1256 contract, any gain or loss on the swap recognized at the time of disposition or termination will be long-term or short-term capital gain or loss depending on the holding period of the swap.

Limitations on Deductibility of Losses and Certain Expenses. A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to you by the Fund, including but not limited to those described below.

A shareholder’s deduction of its allocable share of any loss of the Fund is limited to the lesser of (1) the tax basis in its shares or (2) in the case of a shareholder that is an individual or a closely held corporation, the amount which the shareholder is considered to have “at risk” with respect to our activities. In general, the amount at risk will be your invested capital plus your share of any recourse debt of the Fund for which you are liable. Losses in excess of the lesser of tax basis or the amount at risk must be deferred until years in which the Fund generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Noncorporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. In addition, a noncorporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

Otherwise deductible expenses incurred by noncorporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, we believe management fees we pay to the Sponsor and other expenses we incur constitute investment-related expenses subject to the miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business, and will report these expenses consistent with that interpretation. The Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or
•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.
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Noncorporate shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a shareholder will generally include any interest accrued by the Fund and any interest paid or accrued on direct borrowings by a shareholder to purchase or carry its shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

To the extent that we allocate losses or expenses to you that must be deferred or disallowed as a result of these or other limitations in the Code, you may be taxed on income in excess of your economic income or distributions (if any) on your shares. As one example, you could be allocated and required to pay tax on your share of interest income accrued by the Fund for a particular taxable year, and in the same year allocated a share of a capital loss that you cannot deduct currently because you have insufficient capital gains against which to offset the loss. As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year, but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your shares. Shareholders are urged to consult their own professional tax advisors regarding the effect of limitations under the Code on your ability to deduct your allocable share of the Fund’s losses and expenses.

Tax Basis of Shares. A shareholder’s tax basis in its shares is important in determining (1) the amount of taxable gain it will realize on the sale or other disposition of its shares, (2) the amount of non-taxable distributions that it may receive from the Fund and (3) its ability to utilize its distributive share of any losses of the Fund on its tax return. A shareholder’s initial tax basis of its shares will equal its cost for the shares plus its share of the Fund’s liabilities (if any) at the time of purchase. In general, a shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of the Fund as to which the shareholder or an affiliate is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of the Fund that are not partner nonrecourse liabilities as to any shareholder.

A shareholder’s tax basis in its shares generally will be (1) increased by (a) its allocable share of the Fund’s taxable income and gain and (b) any additional contributions by the shareholder to the Fund and (2) decreased (but not below zero) by (a) its allocable share of the Fund’s tax deductions and losses and (b) any distributions by the Fund to the shareholder. For this purpose, an increase in a shareholder’s share of the Fund’s liabilities will be treated as a contribution of cash by the shareholder to the Fund and a decrease in that share will be treated as a distribution of cash by the Fund to the shareholder. Pursuant to certain IRS rulings, a shareholder will be required to maintain a single, “unified” basis in all shares that it owns. As a result, when a shareholder that acquired its shares at different prices sells less than all of its shares, such shareholder will not be entitled to specify particular shares (e.g., those with a higher basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its shares to the shares sold.

Treatment of Fund Distributions. If the Fund makes non-liquidating distributions to shareholders, such distributions generally will not be taxable to the shareholders for federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) the fair market value of marketable securities distributed exceeds the shareholder’s adjusted basis of its interest in the Fund immediately before the distribution. Any cash distributions in excess of a shareholder’s tax basis generally will be treated as gain from the sale or exchange of shares.

Constructive Termination of the Partnership. We will be considered to have been terminated for tax purposes if there is a sale or exchange of 50 percent or more of the total interests in our shares within a 12-month period. A termination would result in the closing of our taxable year for all shareholders. In

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the case of a shareholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in its taxable income for the year of termination. We would be required to make new tax elections after a termination. A termination could result in tax penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Tax Consequences of Disposition of Shares. If a shareholder sells its shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the shares sold. A shareholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of any the Fund debt outstanding.

Gain or loss recognized by a shareholder on the sale or exchange of shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that will allow shareholders to identify and use the actual holding periods for the shares sold for purposes of determining whether the gain or loss recognized on a sale of shares will give rise long-term or short-term capital gain or loss. It is expected that most shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for shares sold. If a shareholder fails to make the election or is not able to identify the holding periods of the shares sold, the shareholder will have a split holding period in the shares sold. Under such circumstances, a shareholder will be required to determine its holding period in the shares sold by first determining the portion of its entire interest in the Fund that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The shareholder would then treat each share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in the Fund.

Under Section 751 of the Code, a portion of a shareholder’s gain or loss from the sale of shares (regardless of the holding period for such shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by the Fund. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by the Fund.

If some or all of your shares are lent by your broker or other agent to a third party - for example, for use by the third party in covering a short sale - you may be considered as having made a taxable disposition of the loaned shares, in which case -

•    you may recognize taxable gain or loss to the same extent as if you had sold the shares for cash;

•    any of the Fund’s income, gain, loss or deduction allocable to those shares during the period of the loan will not be reportable by you for tax purposes; and

•    any distributions you receive with respect to the shares will be fully taxable, most likely as ordinary income.

Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their shares should consider modifying any applicable brokerage account agreements to prohibit the lending of their shares.

Other Tax Matters

Information Reporting. We report tax information to the beneficial owners of shares. Shareholders who have become additional shareholders are treated as partners for federal income tax purposes. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but

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who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for federal income tax purposes. On the basis of such ruling, except as otherwise provided herein, we treat the following persons as partners for federal income tax purposes: (1) assignees of shares who are pending admission as shareholders, and (2) shareholders whose shares are held in street name or by another nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their shares. The Fund will furnish shareholders each year with tax information on IRS Schedule K-1 (Form 1065), which will be used by the shareholders in completing their tax returns.

Persons who hold an interest in the Fund as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the amount and description of shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on shares they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1,500,000 per calendar year, is imposed by the Code, as amended for failure to report such information to us. The nominee is required to supply the beneficial owner of the shares with the information furnished to us.

Partnership Audit Procedures. The IRS may audit the federal income tax returns filed by the Fund. Adjustments resulting from any such audit may require each shareholder to adjust a prior year’s tax liability and could result in an audit of the shareholder’s own return. Any audit of a shareholder’s return could result in adjustments of non-partnership items as well as the Fund items. Partnerships are generally treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the shareholders. The Code provides for one shareholder to be designated as the “tax matters partner” and represent the partnership purposes of these proceedings. The Trust Agreement appoints the Sponsor as the tax matters partner of the Fund.

Tax Shelter Disclosure Rules. In certain circumstances the Code and Treasury Regulations require that the IRS be notified of taxable transactions through a disclosure statement attached to a taxpayer’s United States federal income tax return. In addition, certain “material advisers” must maintain a list of persons participating in such transactions and furnish the list to the IRS upon written request. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Fund or shareholders (1) if a shareholder incurs a loss in excess a specified threshold from a sale or redemption of its shares, (2) if the Fund engages in transactions producing differences between its taxable income and its income for financial reporting purposes, or (3) possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the shares, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisors concerning the application of these reporting requirements to their specific situation.

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Tax-Exempt Organizations. Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If the Fund were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization shareholder, then in computing its UBTI, the shareholder must include its share of (1) the Fund’s gross income from the unrelated trade or business, whether or not distributed, and (2) the Fund’s allowable deductions directly connected with that gross income.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. The Fund currently does not anticipate that it will borrow money to acquire investments; however, the Fund cannot be certain that it will not borrow for such purpose in the future. In addition, an exempt organization shareholder that incurs acquisition indebtedness to purchase its shares in the Fund may have UBTI.

The federal tax rate applicable to an exempt organization shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the shareholder’s form of organization. The Fund may report to each such shareholder information as to the portion, if any, of the shareholder’s income and gains from the Fund for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that the Fund’s calculation of UBTI will be accepted by the Service. An exempt organization shareholder will be required to make payments of estimated federal income tax with respect to its UBTI.

Regulated Investment Companies. Under recently enacted legislation, interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in a qualified publicly traded partnership. The determination of whether a publicly traded partnership such as the Fund is a qualified publicly traded partnership is made on an annual basis. The Fund expects to be a qualified publicly traded partnership in each of its taxable years. However, such qualification is not assured.

Non-U.S. Shareholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively

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connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest”) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is subject to a withholding tax at a rate of 39.6% for individual shareholders and a rate of 35% for corporate Shareholders.

Withholding on Allocations and Distributions. The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer is such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. Although the matter is not free from doubt, the Fund believes that the activities directly conducted by the Fund do not result in the Fund being engaged in a trade or business within in the United States. However, there can be no assurance that the IRS would not successfully assert that the Fund’s activities constitute a U.S. trade or business.

In the event that the Fund’s activities were considered to constitute a U.S. trade or business, the Fund would be required to withhold at the highest rate specified in Code section 1 (currently 39.6%) on allocations of our income to individual Non-U.S. Shareholders and the highest rate specified in Code section 11(b) (currently 35%) on allocations of our income to corporate Non-U.S. Shareholders, when such income is allocated or distributed. A non-U.S. shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the non-U.S. shareholder with the mechanism to seek a refund of any withholding in excess of such shareholder’s actual U.S. federal income tax liability. Any amount withheld by the Fund on behalf of a non-U.S. shareholder will be treated as a distribution to the non-U.S. shareholder to the extent possible. In some cases, the Fund may not be able to match the economic cost of satisfying its withholding obligations to a particular non-U.S. shareholder, which may result in such cost being borne by the Fund, generally, and accordingly, by all shareholders.

If the Fund is not treated as engaged in a U.S. trade or business, a non-U.S. shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from the Fund or its allocable share of the Fund income. Amounts withheld on behalf of a non-U.S. shareholder will be treated as being distributed to such shareholder.

To the extent any interest income allocated to a non-U.S. shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. shareholder nor a subsequent distribution of such interest income to the non-U.S. shareholder will be subject to withholding, provided that the non-U.S. shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

Most of the Fund’s interest income qualifies as “portfolio interest.” In order for the Fund to avoid withholding on any interest income allocable to non-U.S. shareholders that would qualify as “portfolio interest,” it will be necessary for all non-U.S. shareholders to provide the Fund with a timely and properly

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completed and executed Form W-8BEN (or other applicable form). If a non-U.S. shareholder fails to provide a properly completed Form W-8BEN, the Sponsor may request that the non-U.S. shareholder provide, within 15 days after the request by the Sponsor, a properly completed Form W-8BEN. If a non-U.S. shareholder fails to comply with this request, the shares owned by such non-U.S. shareholder will be subject to redemption.

Gain from Sale of Shares. Gain from the sale or exchange of the shares may be taxable to a non-U.S. shareholder if the non-U.S. shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual will be subject to a 30% withholding tax on the amount of such individual’s gain.

Branch Profits Tax on Corporate Non-U.S. Shareholders. In addition to the taxes noted above, any non-U.S. shareholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30%. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the non-U.S. shareholder is a “qualified resident.”

Certain information reporting and withholding requirement. Recently enacted legislation that will become effective after June 30, 2014, generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the United States Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners). The types of income subject to the tax include U.S.-source interest and dividends and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding tax on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. When these provisions become effective, depending on the status of a non-U.S. shareholder and the status of the intermediaries through which it holds shares, a non-U.S. shareholder could be subject to this 30% withholding tax with respect to distributions on its shares and proceeds from the sale of its shares. Under certain circumstances, a non-U.S. shareholder might be eligible for refund or credit of such taxes.

Prospective non-U.S. shareholders should consult their tax advisor with regard to these and other issues unique to non-U.S. shareholders.

Backup Withholding

The Fund may be required to withhold U.S. federal income tax (“backup withholding”) at a rate of 28% from all taxable distributions payable to: (1) any shareholder who fails to furnish the Fund with his, her or its correct taxpayer identification number or a certificate that the shareholder is exempt from backup withholding, and (2) any shareholder with respect to whom the IRS notifies the Fund that the shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular federal income tax liability if appropriate information is provided to the IRS.

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Other Tax Considerations

In addition to federal income taxes, shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the shareholders reside. Although an analysis of those various taxes is not presented here, each prospective shareholder should consider their potential impact on its investment in the Fund. It is each shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Reed Smith LLP has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

Investment by ERISA Accounts

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of an employee benefit plan as defined in ERISA or a plan as defined in Section 4975 of the Code who has investment discretion should take into account before deciding to invest the plan’s assets in the Fund. Employee benefit plans and plans are collectively referred to below as plans, and fiduciaries with investment discretion are referred to below as plan fiduciaries.

This summary is based on the provisions of ERISA and the Code as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors. The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in the Fund and the manner in which shares should be purchased.

Special Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the plan’s overall investment portfolio. Each plan fiduciary, before deciding to invest in the Fund, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the plan.

The Fund and Plan Assets

A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a Delaware business trust will result in the underlying assets of the Delaware business trust being deemed plan assets for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a Delaware business trust will not be plan assets of a plan that purchases an equity interest in the Delaware business trust if the equity interest purchased is a publicly-offered security. If the underlying assets of a Delaware business trust are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that Delaware business trust would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

The publicly-offered security exception described above applies if the equity interest is a security that is:

1.	freely transferable (determined based on the relevant facts and circumstances);
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2.	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

3.	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The plan asset regulations under ERISA state that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law, (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security, and (3) any restriction on the substitution of assignee as a shareholder of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent (other than compliance with any of the foregoing restrictions).

The Sponsor believes that the conditions described above are satisfied with respect to the shares. The Sponsor believes that the shares therefore constitute publicly-offered securities, and the underlying assets of the Fund are not considered to constitute plan assets of any plan that purchases shares.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving the plan and persons who have certain specified relationships to the plan.

In general, shares may not be purchased with the assets of a plan if the Sponsor, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

•	exercise any discretionary authority or discretionary control with respect to management of the plan;
•	exercise any authority or control with respect to management or disposition of the assets of the plan;
•	render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;
•	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or
•	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in a share is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in a share constitutes an arrangement under which the Fund is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the share, (3) the investing plan, by itself, has the authority or influence to cause the Fund to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause the Fund to engage in such transactions with such person.

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Special IRA Rules

IRAs are not subject to ERISA’ s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from the Fund and its custodial arrangement. Otherwise, if a separate qualifying custodial arrangement is not maintained, an investment in the shares will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and the Sponsor makes no representation regarding whether an investment in shares is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the above-described prohibited transaction provisions described above apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which operate similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in the Fund (and any continued investment in the Fund), or the operation and administration of the Fund, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in the Fund is not to be construed as a representation by the Fund, the Sponsor, any trading advisor, any clearing broker, the Distributor or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in the Fund in light of the circumstances of the particular plan, current tax law and ERISA.

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Transfer of Shares

Transfers of Shares Only Through DTC. The shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their shares through DTC by instructing the DTC Participant holding their shares (or by instructing the Indirect Participant or other entity through which their shares are held) to transfer the shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Calculating NAV

The Fund’s NAV is calculated by:

•	Taking the current market value of its total assets;
•	Subtracting any liabilities; and
•	Dividing that total by the total number of outstanding shares.

The Administrator calculates the NAV of the Fund once each NYSE Arca trading day. The NAV for a particular trading day is released after 4:00 p.m. New York time. Trading during the core trading session on the NYSE Arca typically closes at 4:00 p.m. New York time. The Administrator uses the CME closing price (determined at the earlier of the close of the CME) for the contracts traded on the CME, but calculates or determines the value of all other Fund investments using market quotations, if available, or other information customarily used to determine the fair value of such investments as of the earlier of the close of the NYSE Arca or 4:00 p.m. New York time, in accordance with the current Administrative Agency Agreement among U.S. Bancorp Fund Services, the Fund and the Sponsor. “Other information” customarily used in determining fair value includes information consisting of market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other market data in the relevant market; or information of the types described above from internal sources if that information is of the same type used by the Fund in the regular course of its business for the valuation of similar transactions. The information may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilized. Third parties supplying quotations or market data may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

In addition, in order to provide updated information relating to the Fund for use by investors and market professionals, the NYSE Arca calculates and disseminates throughout the core trading session on each trading day an updated indicative fund value. The indicative fund value is calculated by using the prior day’s closing NAV per share of the Fund as a base and updating that value throughout the trading day to reflect changes in the most recently reported trade price for the futures and options held by the Fund

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traded on the CME. The indicative fund value share basis disseminated during NYSE Arca core trading session hours should not be viewed as an actual real time update of the NAV, because the NAV is calculated only once at the end of each trading day based upon the relevant end of day values of the Fund’s investments.

The indicative fund value is disseminated on a per share basis every 15 seconds during regular NYSE Arca core trading session hours of 9:30 a.m. New York time to 4:00 p.m. New York time. The normal trading hours of the CME are 10:00 a.m. New York time to 2:30 p.m. New York time. This means that there is a gap in time at the beginning and the end of each day during which the Fund’s shares are traded on the NYSE Arca, but real-time CME trading prices for contracts traded on the CME are not available. During such gaps in time the indicative fund value will be calculated based on the end of day price of such contracts from the CME’s immediately preceding trading session. In addition, other investments and U.S. Treasuries held by the Fund will be valued by the Administrator, using rates and points received from client-approved third party vendors (such as Reuters and WM Company) and advisor quotes. These investments will not be included in the indicative fund value.

The NYSE Arca disseminates the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value is published on the NYSE Arca’s website and is available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of the Fund shares on the NYSE Arca. Investors and market professionals are able throughout the trading day to compare the market price of the Fund and the indicative fund value. If the market price of the Fund shares diverges significantly from the indicative fund value, market professionals will have an incentive to execute arbitrage trades. For example, if the Fund appears to be trading at a discount compared to the indicative fund value, a market professional could buy the Fund shares on the NYSE Arca and take the opposite position in Treasury Instruments. Such arbitrage trades can tighten the tracking between the market price of the Fund and the indicative fund value and thus can be beneficial to all market participants.

Creation and Redemption of Shares

The Fund creates and redeems shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of Treasuries and any cash represented by the baskets being created or redeemed, the amount of which is based on the combined NAV of the number of shares included in the baskets being created or redeemed determined as of 4:00 p.m. New York time on the day the order to create or redeem baskets is properly received.

Authorized Participants are the only persons that may place orders to create and redeem baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor. The Authorized Participant Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the Treasuries and any cash required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Fund, without the consent of any limited partner or shareholder or Authorized Participant. Authorized Participant will pay a transaction fee of $500 to the Fund for each order they place to create or redeem one or more baskets. Authorized Participant who make deposits with the Fund in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Fund or the Sponsor, and no such person will have any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of shares.

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Certain Authorized Participants are expected to be capable of participating directly in the Treasury market and the related derivatives market. In some cases, Authorized Participants or their affiliates may from time to time buy or sell Treasuries and related derivatives and may profit in these instances. The Sponsor believes that the size and operation of the Treasury market make it unlikely that an Authorized Participant’s direct activities in such markets will significantly affect the price of Treasuries, related derivatives or the price of the shares.

Each Authorized Participant is required to be registered as a broker-dealer under the Exchange Act and is a member in good standing with FINRA, or exempt from being or otherwise not required to be registered as a broker-dealer or a member of FINRA, and qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Participant Agreement, the Sponsor has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail, each of which is attached as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Distributor to create one or more baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when any of the NYSE Arca, the CME or the New York Stock Exchange is closed for regular trading. Purchase orders must be placed by 12:00 p.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. The day on which the Distributor receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Participant agrees to deposit U.S. Treasuries, cash or a combination of U.S. Treasuries and cash, as described below. Prior to the delivery of baskets for a purchase order, the Authorized Participant must also have wired to the Custodian the non-refundable transaction fee due for the purchase order.

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. By placing a purchase order, an Authorized Participant agrees to deposit U.S. Treasuries, cash, or a combination of U.S. Treasuries and cash with the Custodian of the fund. If an Authorized Participant fails to so deposit, the order shall be cancelled.

Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) is the amount of U.S. Treasuries and/or cash that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of shares to be created under the purchase order is in proportion to the total number of shares outstanding on the purchase order dates. The Sponsor determines, directly in its sole discretion or in consultation with the Administrator, the requirements for U.S. Treasuries and the amount of cash, including the maximum permitted remaining maturity of a Treasury and proportions of each Treasury and cash that may be included in deposits to create baskets. The Distributor will publish such requirements at the beginning of each business day. The amount of cash deposit required is the difference between the aggregate market

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value of the U.S. Treasuries required to be included in a Creation Basket Deposit as of 4:00 p.m. New York time on the date the order to purchase is properly received and the total required deposit.

Delivery of Required Deposits

An Authorized Participant who places a purchase order is responsible for transferring to the Fund’s account with the Custodian the required amount of U.S. Treasuries and cash by the end of the third business day following the purchase order date. Upon receipt of the deposit amount, the Administrator directs DTC to credit the number of baskets ordered to the Authorized Participant’s DTC account on the third business day following the purchase order date. The expense and risk of delivery and ownership of U.S. Treasuries until such U.S. Treasuries have been received by the Custodian on behalf of the Fund shall be borne solely by the Authorized Participant.

Because orders to purchase baskets must be placed by 12:00 p.m., New York time, but the total payment required to create a basket during the continuous offering period will not be determined until after 4:00 p.m., New York time, on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. The Fund’s NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time a purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

The Sponsor acting by itself or through the Distributor shall have the absolute right no obligation to reject a purchase order or a Creation Basket Deposit if:

•    it determines that the investment alternative available to the Fund at that time will not enable it to meet its investment objective;

•    it determines that the purchase order or the Creation Basket Deposit is not in proper form;

•    it believes that the purchase order or the Creation Basket Deposit would have adverse tax consequences to the Fund, the limited partners or its shareholders;

•    the acceptance or receipt of the Creation Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful; or

•    circumstances outside the control of the Sponsor, Distributor or Custodian make it, for all practical purposes, not feasible to process creations of baskets.

None of the Sponsor, Distributor or Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures The procedures by which an Authorized Participant can redeem one or more baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Participant may place an order with the Distributor to redeem one or more baskets. Redemption orders must be placed by 12:00 p.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form by the Distributor. The redemption procedures allow Authorized Participants to redeem baskets and do not entitle an individual shareholder to redeem any shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the baskets to be redeemed through DTC’s book-entry system to the Fund, as described below. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Participant must also have wired to the Fund’s account at the Custodian the non-refundable transaction fee due for the redemption order.

The manner by which redemptions are made is dictated by the terms of the Authorized Participant Agreement. By placing a redemption order, an Authorized Participant agrees to (1) deliver the Redemption Basket to be redeemed through DTC’s book-entry system to the fund’s account with the

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Custodian not later than 3:00 p.m. New York time on the third business day following the effective date of the redemption order (“Redemption Distribution Date”), and (2) if required by the Sponsor in its sole discretion, enter into or arrange for a block trade, an exchange for swap, or any other transaction (through itself or a designated acceptable broker) with the fund for the sale of a number and type of futures contracts at the closing settlement price for such contracts on the Redemption Order Date. If an Authorized Participant fails to consummate (1) and (2) above, the order shall be cancelled. The number and type of contracts specified shall be determined by the Sponsor, in its sole discretion, to meet the Fund’s investment objective and shall be sold as a result of the Authorized Participant’s sale of shares.

Determination of Redemption Distribution

The redemption distribution from the Fund consists of a transfer to the redeeming Authorized Participant of an amount of U.S. Treasuries and/or cash that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of shares to be redeemed under the redemption order is in proportion to the total number of shares outstanding on the date the order is received. The Sponsor, directly or in consultation with the Administrator, determines the requirements for U.S. Treasuries and the amounts of cash, including the maximum permitted remaining maturity of a Treasury, and the proportions of U.S. Treasuries and cash that may be included in distributions to redeem baskets. The Distributor will publish an estimate of the redemption distribution per basket as of the beginning of each business day.

Delivery of Redemption Distribution

The redemption distribution due from the Fund will be delivered to the Authorized Participant by 3:00 p.m. New York time on the third business day following the redemption order date if, by 3:00 p.m. New York time on such third business day, the Fund’s DTC account has been credited with the baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole baskets received if the Fund receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine and the remaining baskets to be redeemed are credited to the Fund’s DTC account by 3:00 p.m. New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. Pursuant to information from the Sponsor, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to the Fund’s DTC account by 3:00 p.m. New York time on the third business day following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as the Sponsor may from time to time determine.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca or the CME is closed other than customary weekend or holiday closings, or trading on the NYSE Arca or the CME is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of U.S. Treasuries is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the limited partners or shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Fund’s assets at an appropriate value to fund a redemption. If the Sponsor has difficulty liquidating its positions, e.g., because of a market disruption event in the futures markets or a suspension of trading by the exchange where the futures contracts are listed, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the Distributor, the Administrator, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

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Redemption orders must be made in whole baskets. The Sponsor will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. The Sponsor may also reject a redemption order if the number of shares being redeemed would reduce the remaining outstanding shares to 100,000 shares (minimum NYSE Arca listing requirement) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding shares and can deliver them.

Creation and Redemption Transaction Fee

To compensate the Fund for its expenses in connection with the creation and redemption of baskets, an Authorized Participant is required to pay a transaction fee to the Fund of $500 per order to create or redeem baskets, regardless of the number of baskets in such order. An order may include multiple baskets. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. The Sponsor shall notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of baskets until 30 days after the date of the notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Fund if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Fund creates and redeems shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of U.S. Treasuries and cash represented by the baskets being created or redeemed, the amount of which will be based on the aggregate NAV of the number of shares included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem baskets, and an Authorized Participant is under no obligation to offer to the public shares of any baskets it does create. Authorized Participants that do offer to the public shares from the baskets they create will do so at per-share offering prices that are expected to reflect, among other factors, the trading price of the shares on the NYSE Arca, the NAV of the Fund at the time the Authorized Participant purchased the Creation Baskets and the NAV of the shares at the time of the offer of the shares to the public, the supply of and demand for shares at the time of sale, and the liquidity of the futures contract market and the market for Treasury Investments. The prices of shares offered by Authorized Participants are expected to fall between the Fund’s NAV and the trading price of the shares on the NYSE Arca at the time of sale. Shares initially comprising the same basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Fund in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Fund or the Sponsor, and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of shares. Shares trade in the secondary market on the NYSE Arca. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per share. The amount of the discount or premium in the trading price relative to the NAV per share may be influenced by various factors, including the number of

66

investors who seek to purchase or sell shares in the secondary market and the liquidity of the futures contracts market and the market for Treasury Investments. While the shares trade during the core trading session on the NYSE Arca until 4:00 p.m. New York time, liquidity in the market for Treasury Interests may be reduced after the close of the CME at 2:30 p.m. New York time. As a result, during this time, trading spreads, and the resulting premium or discount, on the shares may widen.

Use of Proceeds

The Sponsor causes the Fund to transfer the proceeds from the sale of Creation Baskets to the Custodian or other custodian for trading activities. The Sponsor will invest the proceeds in U.S. Treasuries with a maturity of 397 days or less, cash and/or cash equivalents and in futures contracts and options on futures contracts on U.S. Treasuries. When the Fund purchases a futures contract, the Fund is required to deposit with the selling FCM on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation at maturity. This deposit is known as initial margin. The Fund will receive or pay, depending on market movement, variation margin as the value of the futures position increase or decreases. The Fund will pay premiums on the options contracts that it purchases. The Sponsor will invest the assets that remain after margin and collateral are posted in U.S. Treasuries, cash and/or cash equivalents Subject to these margin and collateral requirements, the Sponsor has sole authority to determine the percentage of assets that are:

•	held on deposit with the FCM or other custodian,
•	used for other investments, and
•	held in bank accounts to pay current obligations and as reserves.

Approximately 10% of the Fund’s assets are expected to normally be committed as margin for futures contracts. However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. Ongoing margin and collateral payments will generally be required for exchange-traded contracts based on changes in their value. In light of the differing requirements for initial payments under exchange-traded contracts and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of the Fund’s assets will be posted as margin or collateral at any given time. The U.S. Treasuries, cash and cash equivalents held by the Fund will constitute reserves that will be available to meet ongoing margin and collateral requirements. All interest income will be used for the Fund’s benefit. The Sponsor invests the balance of the Fund’s assets not invested in futures or options on U.S. Treasuries with a maturity of 397 days or less, cash and cash equivalents and such funds are available as reserves for changes in margin. All interest income is used for the Fund’s benefit.

An FCM, counterparty, government agency or commodity exchange could increase margin or collateral requirements applicable to the Fund to hold trading positions at any time. Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held.

The assets of the Fund posted as margin for futures contracts will be held in segregation pursuant to the CEA and CFTC regulations.

Information You Should Know

This prospectus contains information you should consider when making an investment decision about the shares. You may rely on the information contained in this prospectus. Neither the Fund nor the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the shares in any jurisdiction where the offer or sale of the shares is not permitted.

67

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should rely only on the information contained in this prospectus or any applicable prospectus supplement or any information incorporated by reference to this prospectus. We have not authorized anyone to provide you with any information that is different. If you receive any unauthorized information, you must not rely on it. You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement or any information incorporated by reference to this prospectus. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

Summary of Promotional and Sales Material

The Fund will utilize the following sales material:

•	the Fund’s website, www.risingratefund.com;
•	Press release dated the effective date of the Fund’s initial registration statement; and the Fund fact sheet available on the Fund’s website.

Where You Can Find More Information

The Sponsor has filed on behalf of the Fund a registration statement on Form S-1 with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Fund or the shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Fund and the shares can also be obtained from the Fund’s website, which is www.risingratefund.com. The Fund’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Fund is subject to the informational requirements of the Exchange Act and the Sponsor and the Fund will each, on behalf of the Fund, file certain reports and other information with the SEC. The Sponsor will file an updated prospectus annually for the Fund pursuant to the 1933 Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

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Statement Regarding Forward-Looking Statements

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the futures markets and indexes that track such movements, the Fund’s operations, the Sponsor’s plans and references to the Fund’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of its shares.

Privacy Policy

The Fund and the Sponsor may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in shares of the Fund.

The Fund and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Fund and the Sponsor restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

The Fund and the Sponsor maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor. Third-party service providers with whom the Fund and the Sponsor share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Fund and the Sponsor’s current Privacy Policy is provided to investors annually and is also available upon request.

69

Until [Date of 45 days after effectiveness], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Trust’s current SAI provides additional detailed information about the Fund. The Trust has electronically filed the SAI with the SEC. It is incorporated by reference in this Prospectus.

Additional information about the Fund’s investments is or will be available in the Fund’s annual and semi-annual reports to shareholders. In the annual report you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during the last fiscal year, as applicable.

To make shareholder inquiries, for more detailed information on the Fund, or to request the SAI or annual or semi-annual shareholder reports, as applicable, free of charge, please:

Call:	844-ETF-MGRS (844-383-6477)
Monday through Friday
8:00 a.m. – 8:00 p.m. (Eastern time)

Write:	ETF Managers Group Commodity Trust I
c/o ETF Managers Capital LLC
35 Beechwood Road
Suite 2B
Summit, NJ 07901

Visit:	www.risingratefund.com

Information about the Funds (including the SAI) can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C., and information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Reports and other information about the Funds are available on the EDGAR Database on the SEC’s Internet site at www.sec.gov, and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, D.C. 20549-1520.

No person is authorized to give any information or to make any representations about any Fund and its shares not contained in this Prospectus and you should not rely on any other information. Read and keep this Prospectus for future reference.

ETF Managers Group Commodity Trust I

35 Beechwood Road

Suite 2B

Summit, NJ 07901

The Fund is distributed by

Esposito Securities LLC

300 Crescent Court, Suite 650

Dallas, Texas 75201

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SIT RISING RATE ETF

Statement of Additional Information

January 22, 2015.

This statement of additional information is the second part of a two part document. The first part is the Fund’s disclosure document. The disclosure document and this statement of additional information are bound together, and both parts contain important information. This statement of additional information should be read in conjunction with the disclosure document.

SIT RISING RATE ETF

TABLE OF CONTENTS

Page
Form of Shares	SAI-3
What is the Plan of Distribution?	SAI-4
SAI-2

Form of Shares

Registered Form. Shares are issued in registered form in accordance with the Trust Agreement. US Bank has been appointed registrar and transfer agent for the purpose of transferring shares in certificated form. US Bank keeps a record of all limited partners and holders of the shares in certificated form in the registry (the “Register”). The Sponsor recognizes transfers of shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry. Individual certificates are not issued for the shares. Instead, shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of shares. DTC Participants acting on behalf of investors holding shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC. DTC has advised us as follows. It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

SAI-3

What is the Plan of Distribution?

Buying and Selling Shares

Most investors buy and sell shares of the Fund in secondary market transactions through brokers. Shares trade on the NYSE Arca under the ticker symbol “RISE” shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling shares through a broker, most investors incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges.

Distributor and Authorized Participants

The offering of the Fund’s shares is a best efforts offering. The Fund continuously offers Creation Baskets consisting of 25,000 shares through the Distributor, to Authorized Participants. All Authorized Participants pay a $500 fee for each order to create or redeem one or more Creation Baskets or Redemption Baskets. Sit Fixed Income Advisors II, LLC made an initial investment of $5,000,000 in exchange for 200,000 shares. In accordance with applicable requirements of Regulation M under the Securities Exchange Act of 1934, no Creation Baskets will be offered to Authorized Participants nor will units be listed for trading on the NYSE Arca until at least five business days (the “Cooling-off Period”) has elapsed from the date of Sit’s purchase. It is expected that the proceeds from Sit’s purchase will be invested at the end of the Cooling-off Period and that the initial per unit net asset value of the Fund will be established as of 4:00 p.m. New York City time that day. Units offered in Creation Baskets on any subsequent day will be offered at the per unit NAV calculated shortly after the close of the core trading session on the NYSE Arca. The shares purchased by Sit will be redeemable by Sit on the same terms and conditions as those applicable to Authorized Participants.

The Distributor receives an annual fee for its distribution services, which for the first year will equal 0.02% of assets under management (“AUM”) (declining if the Fund’s AUM increases above $250,000,000), with a minimum of $15,000 payable annually. In no event will the aggregate compensation paid to the Distributor and any affiliate of the Sponsor for distribution-related services in connection with the offering of shares exceed ten percent (10%) of the gross proceeds of the offering. The activities of the Distributor may result in its being deemed a participant in a distribution in a manner that would render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act.

The offering of baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of shares.

The per share price of shares offered in Creation Baskets on any subsequent day will be the total NAV of the Fund calculated shortly after the close of the core trading session on the NYSE Arca on that day divided by the number of issued and outstanding shares. An Authorized Participant is not required to sell any specific number or dollar amount of shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, the Fund. An Authorized Participant is under no obligation to create or redeem baskets, and an Authorized Participant is under no obligation to offer to the public shares of any baskets it does create.

As of January 12, 2015, the following are or are expected to enter into Authorized Participant Agreements to purchase and sell shares of the Fund:

JP Morgan Securities LLC

Nomura Securities International, Inc.

KCG Holdings

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Citigroup Global Markets Inc.

Because new shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution”, as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act. For example, the Initial Authorized Participant was a statutory underwriter with respect to its initial purchase of Creation Baskets. In addition, any purchaser who purchases shares with a view towards distribution of such shares may be deemed to be a statutory underwriter. Authorized Participant will comply with the prospectus-delivery requirements in connection with the sale of shares to customers. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Fund, breaks the basket down into the constituent shares and sells the shares to its customers; or if it chooses to couple the creation of a supply of new shares with an active selling effort involving solicitation

SAI-4

of secondary market demand for the shares. Authorized Participants may also engage in secondary market transactions in shares that would not be deemed “underwriting”. For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

The Sponsor may qualify the shares in states selected by the Sponsor and intends that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Fund for their purchases of Creation Baskets.

SAI-5

APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms has the meanings set forth after such term:

Administrator: U.S. Bancorp Fund Services, LLC.

Authorized Participant: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to the Fund.

Business Day: Any day other than a day when any of the NYSE Arca, the CME or the New York Stock Exchange is closed for regular trading.

CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Code: Internal Revenue Code.

Commodity Pool: An enterprise in which several individuals contribute funds in order to trade futures or future options collectively.

Commodity Pool Operator or CPO: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

Creation Basket: A block of 25,000 shares used by the Fund to issue shares.

Custodian: U.S. Bank, a national banking association chartered by the Office of the Comptroller of the Currency.

Distributor: Esposito Securities LLC.

Dodd-Frank Act: The Dodd-Frank Wall Street Reform and Consumer Protection Act that was signed into law July 21, 2010.

DTC: The Depository Trust Company. DTC will act as the securities depository for the shares.

DTC Participant: An entity that has an account with DTC.

Exchange Act: The Securities Exchange Act of 1934.

FINRA: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

Fund: Sit Rising Rate ETF, a series of the Trust.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

1

Limited Liability Company (LLC): A type of business ownership combining several features of corporation and partnership structures.

Margin: The amount of equity required for an investment in futures contracts.

NAV: Net Asset Value of the Fund.

NFA: National Futures Association.

1933 Act: The Securities Act of 1933.

Option: The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

Prudential Regulators: the CFTC, the SEC and the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Farm Credit System and the Federal Housing Finance Agency, collectively.

Redemption Basket: A block of 25,000 shares used by the Fund to redeem shares.

SEC: Securities and Exchange Commission.

Secondary Market: The stock exchanges and the over-the-counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

Shareholders: Holder of Shares.

Shares: Common shares representing fractional undivided beneficial interests in the Fund.

Treasuries: Obligations of the U.S. government.

Trust: The ETF Managers Group Commodity Trust I, a Delaware statutory trust.

Valuation Day: Any day as of which the Fund calculates its NAV.

You: The owner of shares.

2

Report of Independent Registered Public Accounting Firm

To the Managing Owner of ETF Managers Group Commodity Trust I

We have audited the accompanying combined statement of assets and liabilities of ETF Managers Group Commodity Trust I and the individual statement of assets and liabilities of Sit Rising Rate ETF (collectively referred to as the “Trust”) as of September 26, 2014. These statements of assets and liabilities are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these statements of assets and liabilities based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of assets and liabilities are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of assets and liabilities, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statements of assets and liabilities presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the statements of assets and liabilities referred to above present fairly, in all material respects, the combined financial position of ETF Managers Group Commodity Trust I and the individual financial position of Sit Rising Rate ETF as of September 26, 2014, in conformity with accounting principles generally accepted in the United States of America.

WithumSmith+Brown, P.C.
New York, NY
October 3, 2014

ETF Managers Group Commodity Trust I

Combined Statement of Assets and Liabilities

September 26, 2014

Assets
Cash and Cash Equivalents	$1,000
Total Assets	$1,000

Liabilities and Trust Capital
Liabilities	—
Trust Capital	$1,000
Total Liabilities and Trust Capital	$1,000

Shares Outstanding

The Sit Rising Rate ETF	40

The accompanying notes are an integral part of these financial statements.

Sit Rising Rate ETF

Statement of Assets and Liabilities

September 26, 2014

Assets
Cash and Cash Equivalents	$1,000
Total Assets	$1,000

Liabilities and Fund Capital
Liabilities	—
Fund Capital	$1,000
Total Liabilities and Fund Capital	$1,000

Shares Outstanding	40
Net Asset Value Per Share	$25.00

The accompanying notes are an integral part of these financial statements.

ETF Managers Group Commodity Trust I

Sit Rising Rate ETF

Notes to Financial Statements

September 26, 2014

(1)	Organization

ETF Managers Group Commodity Trust I (the “Trust”) is a Delaware statutory trust formed on July 23, 2014 as a series trust. The Trust currently consists of a sole series, the Sit Rising Rate ETF (the “Fund”) that has not yet commenced operations. The Fund will issue common units of beneficial interest (the “Shares”) which represent units of fractional undivided beneficial interest in and ownership of the Fund.

ETF Managers Capital LLC, a Delaware limited liability corporation (the “Sponsor” and “Managing Owner”) will serve as the commodity pool operator of the Fund. Sit Fixed Income Advisors II, LLC (“Sit”) has applied for registration as a “commodity trading advisor” (“CTA”) with the Commodity Futures Trading Commission (“CFTC”) and will act as such for the Fund.

The only capital contributed as of September 26, 2014 is a capital contribution of $1,000 to the Fund by the Managing Owner whereby 40 shares were issued to the Managing Owner for a capital contribution. From July 23, 2014 through September 26, 2014, the Fund and the Trust had no other activities other than those related to their formations.

The Fund’s investment objective is to profit from rising interest rates by maintaining a portfolio with a benchmark equal to a targeted negative 10 year average effective duration, which is principally established and maintained using exchange traded futures and options on futures on 2, 5, and 10-year U.S. Treasury securities. The Fund will not use futures contracts or options to obtain leveraged investment results. The Fund’s assets will consist primarily of exchange traded futures and options on futures on U.S. Treasury securities, including deposits with its Futures Commission Merchant held as collateral, U.S. Treasury securities, cash and other cash equivalents. U.S. Treasury securities are debt obligations issued by the United States Department of the Treasury and include Treasury bills, Treasury notes, and Treasury bonds (“U.S. Treasuries”).

The Fund will principally invest in exchange traded futures and options on futures on 2, 5 and 10-year U.S. Treasuries. The Fund may also invest in over-the-counter swaps and other derivative instruments involving U.S. Treasuries. These exchange traded futures, options on futures, and over-the-counter swaps and other derivative instruments are collectively referred to as “Treasury Instruments”.

The Fund will invest in a portfolio of Treasury Instruments with the intention of tracking a benchmark equal to a negative effective duration of approximately 10 years. The Fund will establish and maintain a net short position on Treasury Instruments on 2, 5, and 10 year Treasuries. There will normally be substantially more net short exposure than net long exposure. The mix of positions will depend on market conditions and will require periodic rebalancing.

The Fund qualifies as an “emerging growth company” as defined under the Jumpstart Our Business Startups Act of 2012.

The term of the Trust and the Fund is perpetual (unless terminated in certain circumstances as described in the Prospectus.

(2)	Summary of Significant Accounting Policies

The following is a summary of significant accounting policies followed by the Trust and Fund.

(a)	Basis of Presentation

Pursuant to rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), audited financial statements are presented for the Trust as a whole, as the SEC registrant and the Fund individually. The liabilities and expenses incurred, contracted for or otherwise existing with respect to each series of the Trust shall be enforceable only against the assets of each series of the Trust and not against the assets of the Trust generally or any other series.

(b)	Use of Estimates

The preparation of the accompanying financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

(c)	Cash and Cash Equivalents

The Trust and the Fund define cash and cash equivalents to be highly liquid investments, with original maturities of three months or less.

(d)	Income Taxes

The Fund will be classified as a partnership for United States federal income tax purposes, and treated as a separate entity from any other series of the Trust for U.S. federal income tax purposes. Accordingly, the Fund will not incur United States federal income taxes. No provision for federal, state, and local income taxes has been made in the accompanying Statements of Assets and Liabilities, as shareholders are individually responsible for their own income taxes, if any, on their allocable share of the Fund’s income, gain, loss, deductions and other items.

(e)	Related Party Transactions

The Fund will pay the Managing Owner a management fee, monthly in arrears, in an amount equal to 0.50% per annum of the daily net asset value of the Fund (the “Management Fee”). The Management Fee will be paid in consideration of the

Managing Owner’s advisory services to the Fund. From the Management Fee, the Managing Owner will be responsible for paying any license fee relating to the index tracked by the Fund.

The Managing Owner will contractually agree to waive the Management Fee and/or reimburse the Fund for its Other Expenses (which term excludes brokerage fees, interest expense, and extraordinary expenses) to cap Total Expenses at 1.50% per annum through February 1, 2016.

Expenses incurred in connection with organizing the Fund and the offering of the Shares upon commencement of its trading operations will be paid by Exchange Traded Managers Group LLC, the parent and sole owner of the Managing Owner. Expenses incurred in connection with the continuous offering of Shares of the Fund after the commencement of its trading operations will be paid by the Fund.

(3)	The Offering of the Shares

The Shares of the Fund are offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933. Shares may be purchase from the Fund only by certain eligible financial institutions (the “Authorized Participants”), and only in one or more blocks of 25,000 Shares, each called a Basket, although the initial Basket(s) will be purchased by an initial purchaser at $25 per Share ($625,000 per Basket). After the commencement of investment operations, the Fund will issue Shares in Baskets only to Authorized Participants continuously as of 12:00 p.m. New York time, on the third business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 25,000 Shares as of the closing time or NYSE Arca (“NYSE Arca”) on the date that a valid order to create a Basket is accepted by the Fund. An Authorized Participant will be required to pay a transaction fee of $500 per order to create or redeem one or more Baskets which will go to the Fund and will be recorded as other income.

(4)	Fees and Expenses

(a)	Organization and Offering Expenses

Expenses incurred in connection with organizing the Fund and expenses incurred up to the offering of its Shares upon commencement of its trading operations will be paid by Exchange Traded Managers Group LLC, the parent and the sole owner of the Managing Owner.

Expenses incurred in connection with the continuous offering of Shares of the Fund after the commencement of its trading operations will be paid by the Fund. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated therewith. These costs will be accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

(b)	Management Fee

The Fund will pay the Managing Owner the Management Fee as described in Note 2(e) above. The Management Fee will be paid in consideration of the Managing Owner’s advisory services. From the Management Fee, the Managing Owner will be responsible for paying any license fee relating to the index tracked by the Fund.

The Managing Owner will contractually agree to waive the Management Fee and/or reimburse the Fund for its Other Expenses (which term excludes brokerage fees, interest expense, and extraordinary expenses) to cap Total Expenses at 1.50% per annum through February 1, 2016.

(c)	Brokerage Commissions and Fees

The Fund will pay to its commodity broker all brokerage commissions and fees charged in connection with its trading activities. The Sponsor does not expect brokerage commissions and fees paid for execution and clearing services on behalf of the Fund to exceed 0.027% of the net asset value of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater. For the period July 23, 2014 through September 26, 2014 the Fund incurred no brokerage commissions or fees.

(d)	The Fund’s Fees and Other Expenses

The Fund will pay all of the routine offering, operational, administrative and other ordinary expenses of the Fund, including, but not limited to Custody, Fund Accounting, Transfer Agent and Distributor, legal and auditing fees and expenses, tax preparation expenses, filing fees, and printing, mailing and distribution costs. Such routine expenses are not expected to exceed 1.00% of the net asset value of the Fund in any year, although the actual amount of routine offering, operational, administrative and other ordinary expenses in any year or any part of any year may be greater. For the period July 23, 2014 through September 26, 2014 the Fund incurred no routine offering, operational, administrative and other ordinary expenses.

The Managing Owner will contractually agree to waive the Management Fee and/or reimburse the Fund for its Other Expenses (which term excludes brokerage fees, interest expense, and extraordinary expenses) to cap Total Expenses at 1.50% per annum through February 1, 2016.

(e)	Extraordinary Fees and Expenses

The Fund will pay all of its extraordinary fees and expenses, if any. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. For the period July 23, 2014 through September 26, 2014 the Fund incurred no extraordinary fees or expenses.

(5)	Redemptions

On any business day, an Authorized Participant may place an order with the Distributor to redeem one or more Baskets. Redemption orders must be placed by no later than 12:00 p.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. A Redemption order so received will be effective on the date it is received in satisfactory form by the Distributor. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 25,000 and only through an Authorized Participant.

By placing a Redemption order, an Authorized Participant agrees to deliver the Redemption Baskets to be redeemed through the Depository Trust Company’s (“DTC”) book entry system to the Fund not later than 3 p.m. New York time on the third business day following the effective date of the Redemption order. Prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account will be charged the $500 transaction fee due for the redemption order.

The redemption proceeds from the Fund will consist of a transfer to the redeeming Authorized Participant of an amount of U.S. Treasuries and/or cash that is in the proportion to the total assets of the Fund (net of accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of Shares to be redeemed under the redemption order is in proportion to the total number of Shares outstanding on the date the order is received. The Managing Owner, directly or in consultation with the Administrator, determines the requirements for U.S. Treasuries and the amounts of cash, including the maximum permitted remaining maturity of a Treasury, and the proportions of U.S. Treasuries and cash that may be included in distributions to redeem Baskets.

The redemption distribution due from the Fund will be delivered to the Authorized Participant by 3:00 p.m. New York time on the third business day following the redemption order date if, by 3:00 p.m. New York time on such third business day, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the Redemption distribution will be delivered to the extent whole Baskets received. Any remainder of the Redemption distribution will be delivered on the next business day to the extent of remaining whole Baskets received if the Fund receives the fee applicable to the extension of the Redemption distribution date which the Sponsor may from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by 3:00 p.m. New York time on such next business day. Any further outstanding amount of the Redemption order shall be cancelled. Pursuant to information from the Managing Owner, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by 3:00 p.m. New York time on the third business day following the Redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Sponsor may from time to time determine.

(6)	Subsequent Events

The Trust and the Fund have evaluated the need for disclosures and/or adjustments resulting from subsequent events through the date the financial statements were issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.

Report of Independent Registered Public Accounting Firm

To the Board of Trustees of ETF Managers Capital LLC

We have audited the accompanying statement of financial condition of ETF Managers Capital LLC (the “Company”) as of September 26, 2014 and the related statements of changes in member’s capital and cash flows for the period from June 12, 2014 (inception) to September 26, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of ETF Managers Capital LLC as of September 26, 2014 and changes in its member’s capital and its cash flows for the period June 12, 2014 (inception) to September 26, 2014, in conformity with accounting principles generally accepted in the United States of America.

WithumSmith+Brown, P.C.

New York, NY

October 3, 2014

ETF MANAGERS CAPITAL LLC

Statement of Financial Condition

September 26, 2014

ASSETS

Cash and Cash Equivalents	$1,000

Investment in Sit Rising Rate ETF	1,000

Total Assets	$2,000

LIABILITIES AND MEMBER’S CAPITAL

LIABILITIES	$—

MEMBER’S CAPITAL:	2,000

Total Member’s Capital	2,000

Total Liabilities and Member’s Capital	$2,000

The accompanying notes are an integral part of these financial statements.

ETF MANAGERS CAPITAL LLC

Statement of Changes in Member’s Capital

Period from June 12, 2014 (inception) to September 26, 2014

Member’s Capital, June 12, 2014 (inception)	$—

Capital contribution from ETF Managers Group LLC	2,000

Member’s Capital, September 26, 2014	$2,000

The accompanying notes are an integral part of these financial statements.

ETF MANAGERS CAPITAL LLC

Statement of Cash Flows

Period from June 12, 2014 (inception) to September 26, 2014

Cash flows from investing activities:

Contribution for investment in Sit Rising Rate ETF	$(1,000)

Net cash used in investing activities	$(1,000)

Cash flows from financing activities:

Capital contribution from ETF Managers Group LLC	$2,000

Net cash provided by investing activities	2,000

Net change in cash and cash equivalents	1,000

Cash at June 12, 2014 (inception)	—

Cash at September 26, 2014	$1,000

The accompanying notes are an integral part of these financial statements.

ETF MANAGERS CAPITAL LLC

Notes to Financial Statements

September 26, 2014

(1)	Organization and Basis of Presentation

ETF Managers Capital LLC (the “Company”), a Delaware limited liability company, was formed on June 12, 2014 and is a wholly-owned subsidiary of Exchange Traded Managers Group LLC (“ETFMG”). The Company has applied for registration with the Commodity Futures Trading Commission as a commodity pool operator (“CPO”) and has applied for membership with the National Futures Association (“NFA”). The Company serves as the Sponsor and Managing Owner of ETF Managers Group Commodity Trust I (the “Trust”) a Delaware series trust, of which the Sit Rising Rate ETF (the “Fund”) is currently the sole series of the Trust. Sit Fixed Income Advisors II, LLC (“Sit”) has applied for registration as a “commodity trading advisor” (“CTA”) and will act as such for the Fund.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. As the Company does not have any revenues or expenses during the period from June 12, 2014 (inception) to September 26, 2014, a statement of operations is not presented herein.

(b)	Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenues and expenses and disclosure of contingent assets and liabilities during the reporting period of the financial statements. Actual results could differ from those estimates.

(c)	Cash and cash equivalents

The Company defines cash and cash equivalents to be highly liquid investments, with original maturities of three months or less.

(d)	Income Taxes

As the Company does not have any revenues or expenses during the period from June 12, 2014 (inception) to September 26, 2014 no provision for United States federal or state income taxes has been made. The Company is a single member limited liability company.

(e)	Related Party Transactions

The Fund will pay the Company a management fee, monthly in arrears, in an amount equal to 0.50% per annum of the daily net asset value of the Fund (the “Management Fee”). The Management Fee will be paid in consideration of the Company’s advisory services to the Fund. From the Management Fee, The Company will be responsible for paying any license fee relating to the index tracked by the Fund.

The Company will contractually agree to waive the Management Fee and/or reimburse the Fund for its Other Expenses (which term excludes brokerage fees, interest expense, and extraordinary expenses) to cap Total Expenses at 1.50% per annum through February 1, 2016.

Expenses incurred in connection with organizing the Fund and the offering of the Shares upon commencement of its trading operations will be paid by ETFMG, the parent and sole owner of the Company. Expenses incurred in connection with the continuous offering of Shares of the Fund after the commencement of its trading operations will be paid by the Fund.

The Company has subscribed for 40 Shares or Units of the Fund in exchange for a capital contribution of $1,000 to the Fund. Units are a separate class of units of beneficial interest of the Fund that are issued to the Sponsor in exchange for its capital contribution to the Fund and represent units of fractional undivided beneficial interest in and ownership of the Fund.

(3)	Subsequent Events

The Company evaluated the need for disclosures and/or adjustments resulting from subsequent events through the date the financial statements were available to be issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.

PART II

Information Not Required in the Prospectus

Item 13.	Other Expenses of Issuance and Distribution

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the units pursuant to the prospectus contained in this registration statement.

Amount
SEC registration fee (actual)	$58,100
NYSE Arca Listing Fee (actual initial)	$7,500

Auditor’s fees and expenses	$70,000
Legal fees and expenses	$25,000
Printing expenses	$20,000
Miscellaneous expenses	$15,000
Total	$195,600

Item 14.	Indemnification of Directors and Officers

The Trust’s Declaration of Trust and Trust Agreement (the “Trust Agreement”) provides that the Sponsor shall be indemnified by the Trust (or, by a Fund of the Trust separately to the extent the matter in question relates to a single fund or disproportionately affects a Fund in relation to other Funds) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, or any Fund as applicable, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust, or such Fund as applicable, and has determined, in good faith, that such course of conduct was in the best interests of the Trust, or such Fund as applicable, and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the Trust estate or the applicable estate of such Fund.  All rights to indemnification permitted by the Trust Agreement and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the foregoing, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims

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have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The Trust and the Funds shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited by the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust or any Fund as applicable; (ii) the legal action is initiated by a party other than the Trust or any Fund as applicable; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust, or any Fund as applicable, in cases in which it is not entitled to indemnification under the Trust Agreement.

For purposes of the indemnification provisions of the Trust Agreement, the term “Sponsor” includes, in addition to the Sponsor, any other covered person performing services on behalf of the Trust, or any Fund as applicable, and acting within the scope of the Sponsor’s authority as set forth in the Trust Agreement.

In the event the Trust, or any Fund as applicable, is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust, or any Fund as applicable, such Shareholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust, or such Fund as applicable, for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

The payment of any amount pursuant to the Trust Agreement shall take into account the allocation of liabilities and other amounts, as appropriate, among the Funds.

Item 15.	Recent Sales of Unregistered Securities

On September 26, 2014 the Sponsor made a $1,000.00 capital contribution to the Trust and acquired forty (40) shares of the Fund in connection therewith.  Such shares were sold in a private offering exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

3.1	Amended and Restated Declaration of Trust and Trust Agreement of the Registrant. +

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3.2	Certificate of Trust of the Registrant. [1]

5.1	Opinion of Reed Smith LLP relating to the legality of the Shares. +

8.1	Opinion of Reed Smith LLP with respect to federal income tax consequences. +

10.1	Form of Authorized Participant Agreement. [1]

10.2	Form of Distribution Services Agreement. [1]

10.3	Licensing and Services Agreement. +

10.4	Custody Agreement. +

10.5	Fund Administration Servicing Agreement. +

10.6	Fund Accounting Servicing Agreement. +

10.7	Transfer Agent Servicing Agreement +

23.1	Consent of Reed Smith LLP. *

23.2	Consent of Independent Registered Public Accounting Firm. +

+	Filed herewith

[1]	Previously filed as like-numbered exhibit to Pre-Effective Amendment No. 1 to Registration Statement No. 333-199190, filed on November 26, 2014.

*	Included in Exhibit 5.1.

(b) Financial Statement Schedules

The financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17.	Undertakings

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)

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and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of Summit, state of New Jersey, on January 12, 2015.

By: ETF Managers Capital LLC, Sponsor

By:	/s/ Samuel R. Masucci III
Samuel R. Masucci III Principal Executive Officer

By:	/s/ John A. Flanagan
John A. Flanagan Principal Financial Officer Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ Samuel R. Masucci III
Samuel R. Masucci III	Principal Executive Officer	January 12, 2015

Signature	Title	Date

/s/ John A. Flanagan
John A. Flanagan	Principal Financial Officer Principal Accounting Officer	January 12, 2015